    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 22, 1994


                                                       REGISTRATION NO. 33-50297
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           -------------------------


                                AMENDMENT NO. 6

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                               KMART CORPORATION
             (Exact Name of Registrant as Specified in its Charter)
                           -------------------------

                   MICHIGAN                                               38-0729500
(State or other jurisdiction of incorporation                (I.R.S. Employer Identification No.)
                or organization)

                           3100 WEST BIG BEAVER ROAD
                              TROY, MICHIGAN 48084
                                 (810) 643-1000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                           -------------------------

                                 A. N. Palizzi
                          Executive Vice President and
                                General Counsel
                               Kmart Corporation
                           3100 West Big Beaver Road
                              Troy, Michigan 48084
                                 (810) 643-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

             Verne C. Hampton, II                                     Renwick D. Martin
           Dickinson, Wright, Moon,                                      Brown & Wood
             Van Dusen & Freeman                                    One World Trade Center
       500 Woodward Avenue, Suite 4000                             New York, New York 10048
           Detroit, Michigan 48226

                           -------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
/ /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------
                                                                                     PROPOSED MAXIMUM
                                                                    PROPOSED MAXIMUM     AGGREGATE
TITLE OF EACH SERIES OF                               AMOUNT BEING   OFFERING PRICE      OFFERING        AMOUNT OF
SECURITIES BEING REGISTERED                            REGISTERED       PER UNIT           PRICE      REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------------
Secured Lease Bonds.............................      $175,500,000        100%         $175,500,000     $56,227.37*
- ----------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------

* Previously paid.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

PROSPECTUS
                                  $175,500,000

                           Kmart Funding Corporation
                Secured Lease Bonds, Series A, B, C, D, E, F & G

                          Kmart Corporation, as Lessee

                            ------------------------

    The seven series of Secured Lease Bonds (the "Bonds") offered hereby will be secured by the seven series of Notes described herein pledged by Kmart Funding Corporation (the "Issuer"), a New York corporation, which has been formed solely to facilitate the financing transaction contemplated hereby. The Notes have been issued as nonrecourse obligations of twenty-four separate Owner Trusts (as defined herein) in connection with a leveraged lease financing transaction to finance not more than 92% of the cost of twenty-four properties described herein (each, a "Property" and collectively, the "Properties") which have been sold by and leased back to the Kmart Corporation ("Kmart"). There will be seven series of Notes in respect of each Property. Each series of the Notes will have the same interest rate, principal amount and maturity date as the interest rate, principal amount and maturity date of the Bonds of the related series.



    The Bonds will also be secured by (i) a present assignment by the Issuer of its rights under the Note Indentures (as defined herein) and (ii) a present assignment of all of the Note Trustee's (as defined herein) rights and interests in and to (a) the Leases (as defined herein), (b) the Mortgages (as defined herein) and (c) the Options to Lease (as defined herein).



    THE ISSUER IS NOT OWNED OR CONTROLLED BY OR AFFILIATED WITH KMART. ALTHOUGH NEITHER THE BONDS NOR THE NOTES ARE DIRECT OBLIGATIONS OF OR GUARANTEED BY KMART OR ANY OF ITS AFFILIATES, THE AMOUNTS UNCONDITIONALLY PAYABLE BY KMART UNDER THE LEASES FOR LEASE OF THE PROPERTIES WILL BE SUFFICIENT TO PAY IN FULL WHEN DUE ALL PAYMENTS REQUIRED TO BE MADE ON THE NOTES PLEDGED AS SECURITY FOR THE BONDS.



    Interest on each series of Bonds will be payable to holders of such Bonds on January 1 and July 1 commencing January 1, 1995, at the applicable interest rates set forth below, until the final maturity date for such series of Bonds. Principal on Series A, Series B, Series C, Series D and Series E Bonds will be payable in full on their respective maturity dates. Principal on Series F and Series G Bonds will be payable in scheduled amounts on January 1 or July 1, or both, of each year commencing on the initial scheduled principal distribution dates set forth below, until the maturity date for such series. Principal on the Bonds may be prepaid under certain circumstances, in whole or in part, at a price equal to the unpaid principal amount thereof or the portion thereof to be prepaid, plus accrued interest thereon and, in certain circumstances, a Make-Whole Premium. See "DESCRIPTION OF THE BONDS -- Distributions on the Bonds" herein.



    Elections will be made to treat seven separate pools of the assets securing the Bonds as real estate mortgage investment conduits (the "REMICs") for federal income tax purposes. Each series of the Bonds offered hereby will constitute the "regular interests" in the corresponding designated REMIC. See "Certain Federal Income Tax Considerations" herein.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
    MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                            ------------------------


                                                INITIAL SCHEDULED
SECURED LEASE      PRINCIPAL       INTEREST         PRINCIPAL            MATURITY           PRICE TO
    BONDS            AMOUNT          RATE       DISTRIBUTION DATE          DATE           PUBLIC(1)(2)
- -------------     ------------     --------     -----------------     ---------------     ------------
 Series A         $  9,141,000       5.33%       January 1, 1995      January 1, 1995          100%
 Series B            3,187,000       6.56        January 1, 1996      January 1, 1996          100
 Series C            7,598,000       7.04        January 1, 1997      January 1, 1997          100
 Series D            8,265,000       7.36        January 1, 1998      January 1, 1998          100
 Series E            8,873,000       7.56        January 1, 1999      January 1, 1999          100
 Series F          117,510,000       8.80         July 1, 2000         July 1, 2010            100
 Series G           20,926,000       9.44         July 1, 2016         July 1, 2018            100


- ------------

    (1) Plus accrued interest, if any, at the applicable interest rate from August 29, 1994.


    (2) The underwriting commission of $1,430,156 constitutes .815% of the principal amount of the Secured Lease Bonds. The underwriting commissions and certain other expenses, estimated at $3,233,228, will be payable as described herein.

                            ------------------------


    The Bonds are offered by the Underwriters, subject to prior sale, when, as and if accepted by the Underwriters, and subject to approval of certain legal matters by Brown & Wood, counsel for the Underwriters. It is expected that delivery of the Bonds in book-entry form will be made on or about August 29, 1994 through the facilities of The Depository Trust Company, against payment therefor in immediately available funds.

                            ------------------------
MORGAN STANLEY & CO.                                    BEAR, STEARNS & CO. INC.
       Incorporated

August 22, 1994

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY KMART OR BY THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF KMART SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                            ------------------------

                               TABLE OF CONTENTS


                                                                                         PAGE
                                                                                         ----
Available Information.................................................................     3
Reports to Bondholders by the Bond Trustee............................................     3
Incorporation of Certain Documents by Reference.......................................     3
Prospectus Summary....................................................................     4
Kmart.................................................................................    10
Kmart Corporation Selected Financial Information......................................    13
Structure of the Transaction..........................................................    15
Diagram of Payments...................................................................    16
Diagram of Structure..................................................................    17
Use of Proceeds.......................................................................    17
Description of the Properties.........................................................    18
Description of the Leases.............................................................    20
The Issuer and the Owner Trusts.......................................................    25
Description of the Bonds..............................................................    26
Description of the Notes..............................................................    34
Certain Federal Income Tax Considerations.............................................    41
ERISA Considerations..................................................................    47
Underwriting..........................................................................    49
Legal Opinions........................................................................    50
Ratings...............................................................................    50
Experts...............................................................................    50
Index of Principal Terms..............................................................    51

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE BONDS AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

     Kmart is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information can be inspected and copied at the public reference facilities at the Commission's office at 450 Fifth Street, N.W., Washington, DC 20549, and at the Commission's regional offices in Chicago (500 West Madison Avenue, Chicago, IL 60661) and New York (7 World Trade Center, 13th Floor, New York, NY 10048). Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. Kmart's common stock is listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. Reports, proxy statements and other information concerning Kmart can be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, NY 10005 and at the Pacific Stock Exchange, 301 Pine Street, San Francisco, CA 94104.

     Kmart has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Bonds. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. The Registration Statement may be inspected without charge at the public-reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549, and copies thereof may be obtained from the Commission upon payment of prescribed rates.

                   REPORTS TO BONDHOLDERS BY THE BOND TRUSTEE

     Unless and until Definitive Bonds (as defined herein) are issued (which will occur only under the limited circumstances described herein), certain periodic statements concerning payments on the Bonds will be sent by The Bank of New York, as Bond Trustee under the Bond Indenture pursuant to which the Bonds are to be issued (as more fully described herein), to Cede & Co. ("Cede"), as nominee of DTC, the registered holder of the Bonds. See "DESCRIPTION OF THE BONDS -- Registration of the Bonds" and "-- Definitive Bonds" herein.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     Kmart's Annual Report on Form 10-K for the fiscal year ended January 26, 1994, its Quarterly Report on Form 10-Q for the quarter ended April 27, 1994, its Form 8-K filed on June 8, 1994, its Form 8-K filed on August 19, 1994 and all documents filed by Kmart pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering of the Bonds described herein, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     KMART WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON SUCH PERSON'S WRITTEN OR ORAL REQUEST, A COPY OF ANY OR ALL OF THE INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS (NOT INCLUDING EXHIBITS TO SUCH INFORMATION UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH INFORMATION). ANY SUCH REQUEST SHOULD BE DIRECTED TO THE CORPORATE REPORTING DEPARTMENT, KMART CORPORATION, 3100 WEST BIG BEAVER ROAD, TROY, MI 48084 (TELEPHONE NO. (810) 643-1093).

                               PROSPECTUS SUMMARY

     The following information is qualified in its entirety by the detailed information appearing elsewhere or incorporated by reference in this Prospectus. Certain capitalized terms used in this summary are defined elsewhere in the Prospectus on the pages indicated in "INDEX OF PRINCIPAL TERMS" herein.


ISSUER...............................   Kmart Funding Corporation, a New York corporation
                                        (the "Issuer"). The Issuer has been formed solely to
                                        facilitate the financing contemplated hereby. Kmart
                                        does not own or control and is not affiliated with
                                        the Issuer.
SECURITIES OFFERED...................   $9,141,000 principal amount of 5.33% Secured Lease
                                        Bonds, Series A, due January 1, 1995 (the "Series A
                                        Bonds").
                                        $3,187,000 principal amount of 6.56% Secured Lease
                                        Bonds, Series B, due January 1, 1996 (the "Series B
                                        Bonds"). $7,598,000 principal amount of 7.04% Secured
                                        Lease Bonds, Series C, due January 1, 1997 (the
                                        "Series C Bonds"). $8,265,000 principal amount of
                                        7.36% Secured Lease Bonds, Series D, due January 1,
                                        1998 (the "Series D Bonds"). $8,873,000 principal
                                        amount of 7.56% Secured Lease Bonds, Series E, due
                                        January 1, 1999 (the "Series E Bonds"). $117,510,000
                                        principal amount of 8.80% Secured Lease Bonds, Series
                                        F, due July 1, 2010 (the "Series F Bonds").
                                        $20,926,000 principal amount of 9.44% Secured Lease
                                        Bonds, Series G, due July 1, 2018 (the "Series G
                                        Bonds"; and together with the Series A Bonds, Series
                                        B Bonds, Series C Bonds, Series D Bonds, Series E
                                        Bonds and Series F Bonds, the "Bonds").
                                        The Bonds will be issued pursuant to a Collateral
                                        Trust Indenture (the "Bond Indenture"), to be dated
                                        as of August 29, 1994 (the "Closing Date"), between
                                        the Issuer and the Bond Trustee.
BOND TRUSTEE.........................   The Bank of New York, a New York banking corporation,
                                        will act as Bond Trustee (in such capacity, the "Bond
                                        Trustee") under the Bond Indenture.
INTEREST PAYMENTS....................   Interest will be payable in immediately available
                                        funds on the unpaid principal amount of each
                                        outstanding series of Bonds at the applicable
                                        interest rate on each January 1 and July 1 (each, a
                                        "Payment Date"), commencing on January 1, 1995, to
                                        holders of record ("Bondholders") as of the 15th day
                                        of the calendar month prior to the month in which
                                        such Payment Date occurs (each, a "Record Date"). If
                                        any Payment Date is not a business day, any payment
                                        due thereon shall be made on the next succeeding
                                        business day, without any accrued interest from such
                                        Payment Date. Interest payable on any Payment Date
                                        shall accrue on each Bond from and including the
                                        previous Payment Date (or from and including the
                                        Closing Date with respect to the first Payment Date)
                                        to, but excluding, such Payment Date. Interest shall
                                        be calculated on the basis of a 360-day year
                                        consisting of 12 months of 30 days each.
PRINCIPAL PAYMENTS...................   Scheduled Payments of Principal. Scheduled principal
                                        payments on the Series A Bonds, Series B Bonds,
                                        Series C Bonds, Series D Bonds and Series E Bonds
                                        will be payable only on the respective maturity dates
                                        of such Bonds. Scheduled principal payments on the
                                        Series F Bonds and Series G Bonds will be payable on
                                        scheduled Payment Dates pursuant to a sinking fund
                                        (the "Sinking Fund") in amounts set forth herein,

                                        commencing on July 1, 2000, with respect to the
                                        Series F Bonds, and on July 1, 2016, with respect to
                                        the Series G Bonds. Payments of principal of any
                                        series will be made pro rata in accordance with the
                                        denominations thereof. See "DESCRIPTION OF THE BONDS
                                        -- Distributions on the Bonds -- Scheduled Payments
                                        of Principal" herein.
                                        Prepayments of Principal with a Make-Whole
                                        Premium.  The Bonds may be prepaid in part on any
                                        Payment Date, at par, plus a Make-Whole Premium (as
                                        described herein), together with interest accrued to
                                        the date of such prepayment (a) following any
                                        economic abandonment of a Property by Kmart during
                                        the base term of the related Lease, but not earlier
                                        than January 1, 2004, or (b) if a Lease is terminated
                                        due to certain unpermitted uses of the related
                                        Property as further described herein. See
                                        "DESCRIPTION OF THE LEASES -- Early Termination" and
                                        "DESCRIPTION OF THE BONDS -- Distributions on the
                                        Bonds -- Prepayments of Principal with a Make-Whole
                                        Premium" herein.
                                        Prepayments of Principal at Par.  The Bonds may be
                                        prepaid in part on any Payment Date, at par, together
                                        with interest accrued to the date of such prepayment,
                                        in the event that (a) a Lease is terminated following
                                        a casualty to or condemnation of the related Property
                                        or (b) a portion of condemnation proceeds is paid to
                                        the Note Trustee pursuant to such Lease, but such
                                        Lease is not terminated. See "DESCRIPTION OF THE
                                        LEASES -- Condemnation and Casualty" and "DESCRIPTION
                                        OF THE BONDS -- Distributions on the Bonds --
                                        Prepayments of Principal at Par" herein.
                                        Prepayments of Principal Following a Note Indenture
                                        Event of Default. The Bonds may be prepaid in part
                                        following a Note Indenture Event of Default, as and
                                        to the extent described under "DESCRIPTION OF THE
                                        NOTES -- Remedies" herein. Such prepayment will be at
                                        par, together with interest accrued to the date of
                                        prepayment, plus, under the circumstances described
                                        under "DESCRIPTION OF THE NOTES -- Remedies", a
                                        Make-Whole Premium on the principal amount then due.
                                        If less than all the principal amount of the Bonds
                                        are to be prepaid, payments will be made pro rata in
                                        the proportion that the aggregate principal amount of
                                        each Bond bears to the aggregate amount of all Bonds
                                        outstanding.
                                        Optional Prepayment.  Neither the Notes nor the Bonds
                                        are subject to prepayment at the option of the Owner
                                        Trustee or the Issuer. However, each Note is subject
                                        to repurchase by the related Owner Trustee in the
                                        event of a Note Indenture Event of Default with
                                        respect to such Note as described under "DESCRIPTION
                                        OF THE NOTES -- Remedies" herein.
SOURCE OF PAYMENT OF THE BONDS.......   Payments of rent to be made by Kmart pursuant to the
                                        Leases on each Payment Date ("Rental Payments") will
                                        be in amounts that will be at least sufficient to pay
                                        in full, when due, all payments of principal,
                                        interest and any Make-Whole Premium due on the Notes,
                                        and are to be paid pursuant to the Collateral
                                        Assignment (as defined herein) in immediately
                                        available funds directly to the Bond Trustee for
                                        distribution to the Bondholders pursuant to the Bond
                                        Indenture. The remaining amount of each Rental
                                        Payment shall be distributed

                                        to the Note Trustee for distribution pursuant to the
                                        Note Indentures. In the event that on any Payment
                                        Date, the amount actually received by the Bond
                                        Trustee is less than the amount necessary to provide
                                        for such payments on the Bonds, the Bond Trustee
                                        shall only be obligated to distribute to the
                                        Bondholders such amounts received on such Payment
                                        Date, which shall be applied pro rata based on the
                                        amount of interest, principal and any Make-Whole
                                        Premium currently payable on the Bonds. Any overdue
                                        payments, plus accrued interest at a rate with
                                        respect to each series of Bonds equal to 1% above the
                                        applicable rate for such series of Bonds shown on the
                                        cover hereof, shall be distributed to Bondholders on
                                        the day such overdue amounts are received by the Bond
                                        Trustee. See "DESCRIPTION OF THE BONDS --
                                        Distributions on the Bonds" herein. Although Rental
                                        Payments are direct obligations of Kmart, the Bonds
                                        are not direct obligations of and are not guaranteed
                                        by Kmart or any of its affiliates.
SECURITY.............................   Security for the Bonds. The Bonds will be equally and
                                        ratably secured by (i) a pledge (the "Pledge") by the
                                        Issuer to the Bond Trustee of the seven series of
                                        notes (the "Series A Notes", "Series B Notes",
                                        "Series C Notes", "Series D Notes", "Series E Notes",
                                        "Series F Notes", and "Series G Notes", and
                                        collectively, the "Notes") relating to each Property
                                        issued on a non-recourse basis by one of 24 trusts
                                        (the "Owner Trusts") that were established pursuant
                                        to 24 separate but substantially similar trust
                                        agreements (each, a "Trust Agreement"), between the
                                        owner trustee named therein, acting thereunder not in
                                        its individual capacity but solely as trustee of the
                                        related Owner Trust (in such capacity, the "Owner
                                        Trustee") and the holder or holders of the beneficial
                                        interest in each Owner Trust (the "Owner
                                        Participant") to finance the sale-leaseback
                                        transactions described herein (the "Sale-Leaseback
                                        Transactions"), (ii) a present assignment (the "Note
                                        Assignment") by the Issuer to the Bond Trustee of its
                                        rights under each Note Indenture (as defined below)
                                        and (iii) a present assignment with respect to each
                                        Property (each, a "Collateral Assignment") to the
                                        Bond Trustee of all of the Note Trustee's rights and
                                        interests in and to (a) the Leases, (b) the Mortgages
                                        (as defined below) and (c) the Options to Lease (as
                                        defined herein). The Series A Note, Series B Note,
                                        Series C Note, Series D Note, Series E Note, Series F
                                        Note, and Series G Note issued in respect of each
                                        Property will have a maturity date and an interest
                                        rate corresponding to those on the Series A Bonds,
                                        Series B Bonds, Series C Bonds, Series D Bonds,
                                        Series E Bonds, Series F Bonds, and Series G Bonds,
                                        respectively. The aggregate principal amount of each
                                        series of Notes with respect to all of the Properties
                                        will be the same as the aggregate principal amount of
                                        the corresponding series of Bonds. See "STRUCTURE OF
                                        THE TRANSACTION", "DESCRIPTION OF THE BONDS" and
                                        "DESCRIPTION OF THE NOTES" herein.
                                        Security for the Notes. The Notes with respect to
                                        each Property have been issued by the respective
                                        Owner Trust under 24 separate "Trust Indenture,
                                        Assignment of Lease and Rents and Security
                                        Agreements" (each, a "Note Indenture"), each of which
                                        relates to an individual Property. Each Note and Note

                                        Indenture will be amended and restated concurrently
                                        with the issuance of the Bonds. The Bank of New York
                                        is acting as Note Trustee under each of the Note
                                        Indentures (in such capacity, the "Note Trustee").
                                        The trust estate created by each Note Indenture (each
                                        a "Note Trust Estate") consists primarily of (i) a
                                        present assignment to the Note Trustee of the Owner
                                        Trustee's rights and interests in and to (subject to
                                        Excepted Rights and Excepted Payments, each as
                                        defined herein) the Lease relating to such Property,
                                        including the right to receive payments of rent under
                                        such Lease that will be, as of the Closing Date, in
                                        amounts at least sufficient to pay in full, when due,
                                        all payments of principal, interest and any
                                        Make-Whole Premium due on the Notes and of the rights
                                        of the Owner Trustee pursuant to the related Option
                                        to Lease (each, a "Lease Assignment") and (ii) a
                                        first-mortgage lien on the Owner Trust's interest in
                                        the related Property (the "Mortgage"), subject to the
                                        rights of Kmart under the Lease of such Property. See
                                        "DESCRIPTION OF THE NOTES -- Security" herein. Upon
                                        the occurrence of a Note Indenture Event of Default
                                        (as defined herein), the Note Trustee may, pursuant
                                        to the terms of the Note Indenture, exercise its
                                        rights with respect to the related Note Trust Estate
                                        for the equal and ratable benefit of all of the
                                        holders of the Notes issued under or secured by the
                                        related Note Indenture. So long as the Notes are
                                        subject to the lien of the Bond Indenture, the Bond
                                        Trustee shall be entitled to exercise all the rights,
                                        privileges and entitlements of the Noteholders under
                                        each Note Indenture and the Bond Trustee shall be
                                        entitled to exercise all the rights of the Note
                                        Trustee under the Leases, Mortgages and Options to
                                        Lease. None of the Leases, the Notes or the Mortgages
                                        are cross-defaulted or cross-collateralized. See
                                        "STRUCTURE OF THE TRANSACTION" and "DESCRIPTION OF
                                        THE PROPERTIES" herein.
                                        The Bondholders will have no recourse against Kmart
                                        (except pursuant to any remedies available to the
                                        Bond Trustee and the Bondholders upon the occurrence
                                        and continuation of a Lease Event of Default (as
                                        herein defined)), and will have no personal recourse
                                        against the Owner Trustees, the Owner Participant,
                                        the Remainder Purchaser, the Note Trustee, the Bond
                                        Trustee, the Issuer or their respective affiliates.
                                        However, the obligation to make payments of amounts
                                        payable under the Leases constitutes a general
                                        obligation of Kmart and such amounts will be
                                        sufficient to pay in full when due all amounts
                                        required to be paid on the Notes pledged as security
                                        for the Bonds.
SALE-LEASEBACK TRANSACTION...........   Each of the Owner Trusts has acquired from Kmart a
                                        separate interest in one of 24 commercial properties
                                        (the "Properties") consisting of either (i) a 30-year
                                        estate-for-years interest in the land comprising one
                                        of 22 of the Properties (collectively, the "Estate
                                        for Years Interests") or (ii) a leasehold estate in
                                        excess of 25 years in the land comprising one of the
                                        remaining two Properties (collectively, the
                                        "Leasehold Estates") and, with respect to each of the
                                        Properties, the improvements thereon. Each Owner
                                        Trust has leased its respective Estate for Years
                                        Interest or sublet its respective Leasehold Estate
                                        (and, in each case, the improvements thereon) to
                                        Kmart pursuant to a net lease (each, a "Lease")
                                        having an interim term from

                                        December 27, 1993 to June 30, 1994, a base term of
                                        24 1/2 years, which commenced on July 1, 1994, and
                                        options to renew. Concurrently with the sale of the
                                        Estate for Years Interests to the appropriate Owner
                                        Trusts, Kmart sold a remainder interest in such
                                        Properties, which commences upon the expiration of
                                        the related Estate for Years Interest, to FGHK, Ltd.,
                                        A Wyoming Limited Liability Company (the "Remainder
                                        Purchaser"). Approximately 90% of the aggregate
                                        purchase price of $190,923,922 paid by the Owner
                                        Trusts for their interests in the Properties was
                                        financed by the issuance to a single noteholder (the
                                        "Initial Noteholder") of certain notes (the "Interim
                                        Notes") secured by the Properties pursuant to an
                                        interim financing arrangement (the "Interim
                                        Financing") and the balance was obtained from equity
                                        investments in the Owner Trusts by the Owner
                                        Participant. The Initial Noteholder will assign the
                                        Interim Notes to the Issuer in exchange for a portion
                                        of the proceeds from the offering of the Bonds. The
                                        remainder of the proceeds from the offering of the
                                        Bonds will be used to finance an additional amount of
                                        the aggregate purchase price paid by the Owner Trusts
                                        for the Properties and such amount will be
                                        subsequently distributed to the Owner Participant.
BOOK-ENTRY REGISTRATION..............   The Bonds initially will be issued in fully
                                        registered form only, in the name of Cede & Co.,
                                        ("Cede") as the nominee of The Depository Trust
                                        Company ("DTC"). No person acquiring a beneficial
                                        interest in the Bonds (a "Bond Owner") will be
                                        entitled to receive a bond representing such Bond
                                        Owner's interest in the Bonds, except in the event
                                        that Definitive Bonds are issued in the limited
                                        circumstances described herein. See "DESCRIPTION OF
                                        THE BONDS -- Definitive Bonds" herein.
DENOMINATIONS........................   The Bonds will be issued in minimum denominations of
                                        $1,000 and integral multiples thereof. The
                                        denomination of each Bond signifies a Bondholder's
                                        pro rata share of the aggregate principal amount of
                                        such series of Bonds. See "DESCRIPTION OF THE BONDS
                                        -- General" herein.
USE OF PROCEEDS......................   The offering of the Bonds is intended to enable the
                                        Owner Trusts to refinance their purchase of their
                                        respective interests in the Properties from Kmart,
                                        including certain costs and expenses associated
                                        therewith. A portion of the proceeds of the sale of
                                        the Bonds (the "Proceeds") will be used by the Issuer
                                        to purchase the Interim Notes and the remainder will
                                        be distributed to the Owner Participant. The proceeds
                                        from the sale of the Properties, including the sale
                                        of the residual interests, have been used by Kmart
                                        for general corporate purposes. See "STRUCTURE OF THE
                                        TRANSACTION" and "USE OF PROCEEDS" herein.
CERTAIN FEDERAL INCOME TAX
  CONSIDERATIONS.....................   Elections will be made to treat seven separate pools
                                        of the assets held subject to the Bond Indenture (the
                                        "Asset Pools"), each of which will consist
                                        principally of one of the seven series of Notes, as
                                        seven separate real estate mortgage investment
                                        conduits ("REMICS") for federal income tax purposes.
                                        As described more fully herein, each series of Bonds
                                        offered hereby (the "Offered Bonds") will constitute
                                        the "regular interests" in the REMIC to which it
                                        relates. See "CERTAIN FEDERAL INCOME TAX
                                        CONSIDERATIONS" herein.

                                        The Bonds offered hereby will be taxable obligations
                                        under the Internal Revenue Code of 1986, as amended
                                        (the "Code"). The amount of income recognized in any
                                        period by the original purchaser of such a Bond will
                                        equal the amount of interest accrued on such Bond in
                                        accordance with its terms. Bond Owners must use the
                                        accrual method of accounting with respect to their
                                        income on the Bonds, even if they otherwise use the
                                        cash method.
                                        The Bond Trustee initially will act as the tax
                                        administrator for the Bonds (the "Tax
                                        Administrator"), as described in "CERTAIN FEDERAL
                                        INCOME TAX CONSIDERATIONS" herein, although the Bond
                                        Trustee may appoint an agent to act as Tax
                                        Administrator at a future date.
                                        For further information regarding the federal income
                                        tax consequences of investing in each series of
                                        Bonds, see "CERTAIN FEDERAL INCOME TAX
                                        CONSIDERATIONS" herein.
ERISA CONSIDERATIONS.................   Subject to certain conditions specified herein, the
                                        Bonds may be purchased by employee benefit plans that
                                        are subject to the Employee Retirement Income
                                        Security Act of 1974, as amended ("ERISA").
                                        Fiduciaries of employee benefit plans subject to
                                        ERISA or Code Section 4975 should carefully review
                                        with their legal advisors whether the purchase or
                                        holding of the Bonds could give rise to a transaction
                                        prohibited or otherwise not permissible under ERISA
                                        or the Code. See "ERISA CONSIDERATIONS" herein.
RATINGS..............................   It is a condition to the issuance of the Bonds
                                        offered hereby that they be rated at least "A3" by
                                        Moody's Investors Service, Inc. ("Moody's"), "BBB+"
                                        by Standard and Poor's Ratings Group ("S&P") and "A-"
                                        by Duff and Phelps Credit Rating Co. ("D&P"). A
                                        security rating is not a recommendation to buy, sell
                                        or hold securities and may be subject to revision or
                                        withdrawal at any time by the assigning rating
                                        organization. Each security rating should be
                                        evaluated independently of similar ratings on
                                        different types of securities. The ratings take into
                                        account the structural and legal aspects associated
                                        with the Bonds, the characteristics of the Leases,
                                        and the credit quality of Kmart. The ratings on the
                                        Bonds do not address the payment to the Bondholders
                                        of any Make-Whole Premium or any payment to the
                                        Bondholders of interest at the Default Rate.

                                     KMART

BACKGROUND

     Kmart Corporation ("Kmart" or "Company") is one of the world's largest mass merchandise retailers. The dominant portion of Kmart's business consists of the Kmart Group which as of January 26, 1994 operated a chain of 2,323 Kmart discount stores with locations in each of the 50 United States and Puerto Rico. The Kmart Group's international operations consisted primarily of 127 Kmart stores in Canada and 13 department stores located in the Czech Republic and Slovakia as of January 26, 1994. The Central European stores were acquired in mid-1992 and represent Kmart's entry into that market. Kmart is developing advanced distribution methods and merchandising skills to modernize, refurbish and streamline operations in the two Central European countries. As part of its international expansion strategy, the Kmart Group has formed joint ventures in Mexico and Singapore and expects to open stores in those countries in 1994. Kmart also holds significant equity interest in Coles Myer Ltd., Australia's largest retailer, and substantially all of the Meldisco subsidiaries of Melville Corporation, which operate the footwear departments in domestic Kmart stores. The Kmart Group also includes the operations of PayLess Drug Stores Northwest, Inc., which was sold in the first quarter of 1994, and PACE Membership Warehouse, Inc., substantially all of the assets of which were sold in January 1994, each of which have been presented as discontinued operations in the Company's consolidated financial statements.

     Kmart's Specialty Retail Groups consist of the Borders-Walden Group, the Builders Square Group, the OfficeMax Group and The Sports Authority Group. The Borders-Walden Group is a leading book retailer in the United States, and is comprised of the Company's Borders, Inc. ("Borders") and Walden Book Company, Inc. ("Walden") subsidiaries. As of January 23, 1994, Borders operated 44 large format superstores in 22 states and the District of Columbia, each of which is designed to be the premier book retailer in its market, and Walden, which is the largest operator of mall-based bookstores in the United States, operated 1,159 book stores in 50 states and the District of Columbia. Although Borders and Walden will continue to operate independently, Borders and Walden recently have been combined under common executive leadership in order to realize synergies in certain areas, including in the development of inventory control systems and in merchandise distribution. The Builders Square Group, comprised of the Company's Builders Square, Inc. subsidiary operated 177 home improvement stores in 26 states and Puerto Rico at January 23, 1994, of which 130 were Builders Square I Stores and 47 were Builders Square II Stores. The business strategy of Builders Square is to phase out its self-service warehouse-style home improvement stores and operate large format superstores that emphasize customer service and provide an extensive selection of quality products and services to repair, remodel, redecorate and maintain both home and garden. The OfficeMax Group is one of the largest operators of high-volume, deep discount office products superstores in the United States, and is comprised of the Company's OfficeMax, Inc. subsidiary. It operated 328 superstores in 38 states as of January 22, 1994. The Sports Authority Group is the largest operator of large format sporting goods stores in the United States in terms of both sales and number of stores and is also the largest full-line sporting goods retailer in the United States in terms of sales. It is comprised of the Company's The Sports Authority, Inc. subsidiary which operated 80 sporting goods megastores at January 23, 1994.

     Kmart was incorporated under the laws of the State of Michigan on March 9, 1916. The principal executive offices of Kmart are located at 3100 West Big Beaver Road, Troy, Michigan 48084, and its telephone number is (810) 643-1000.

RECENT DEVELOPMENTS

     On January 5, 1994, the Board of Directors approved a restructuring plan involving the Kmart Group (including Kmart Canada), the Builders Square Group and the Borders-Walden Group. As a result, in the fourth quarter of 1993, Kmart recorded a charge (Store Restructuring and Other Charges) to earnings of $1,348 million before taxes. Net of taxes, the charge was $862 million. The provision included anticipated costs associated with Kmart stores which will be closed and relocated, enlarged or refurbished in the United States and Canada, the closing and relocation of certain Builders Square stores and the closing of underperforming Walden stores. These costs, which represent approximately 85% of the total, include lease obligations for store closings as well as fixed asset writedowns, primarily furniture and fixtures, and inventory dispositions for all affected stores. The remainder of the charge is for costs related to certain changes to Walden's accounting policies in connection with its combination with Borders, re-engineering programs (principally severance) and non-routine legal contingency accrual.

     The Store Restructuring and Other Charges related to the U.S. General Merchandise Operations were principally for specifically-identified relocations which will result in replacing smaller, less productive stores with larger stores in better locations. These new stores are expected to generate improved sales and gross margin which will be partially offset by increased store occupancy and depreciation expense. The Kmart Group also expects that there will be continued sales and profitability improvement at the stores modernized to date. In 1993, modernized stores (including new stores, relocations, expansions and refurbishments) outperformed non-modernized stores by 17% in sales, 12% in customer count, 16% in units sold and 6% in transaction amounts, and the Super Kmart Center stores open the full year averaged in excess of $55 million in sales. These larger-format stores are a key part of the Kmart Group's strategy to compete effectively in the marketplace. The Kmart Group will integrate these larger-format stores and the Super Kmart Center program into the remaining U.S. Kmart store modernization program. The Kmart Group anticipates that the store modernization program will be substantially complete by the end of fiscal 1996.

     In January 1994, PACE Membership Warehouse, Inc. ("PACE") sold the assets and lease obligations of 93 of its warehouses and virtually all of the inventory and membership files in the 34 warehouses not included in the transaction to Sam's Club, a division of Wal-Mart, Stores, Inc. for $774 million. The book value of the assets sold to Wal-Mart was $624 million. Operations of the 34 remaining PACE sites not included in the transaction were discontinued and PACE is in the process of evaluating and marketing these leased sites as well as leased premises for unopened warehouses and corporate facilities. Included in the loss on the disposition of PACE was unamortized goodwill of $395 million, expected remaining lease obligations in the warehouses not sold, other PACE liabilities and a provision for additional costs anticipated during the wind-down of PACE operations. The Company has accounted for PACE as a discontinued operation in its financial statements.

     In addition, Kmart sold its PayLess Drug Stores Northwest, Inc. ("PayLess") subsidiary to Thrifty PayLess Holdings, Inc. ("TPH") and its subsidiary Thrifty PayLess, Inc. for approximately $595 million in cash, $100 million in senior notes of TPH and approximately 46% of the common equity of TPH. The book value of PayLess' net assets sold was $1,186 million at January 26, 1994. The structure of the sale was designed to maximize value received for PayLess. It is Kmart's intention to divest substantially all of its interest in TPH within one year. Management expects the disposition to be achieved either through a private offering or other alternative means. Accordingly, Kmart has reported PayLess as a discontinued operation in its financial statements and has recorded its investment in TPH at anticipated net realizable value.

     Kmart has called for early redemption $300 million of its 8 3/8% debentures due January 15, 2017, using the proceeds of the sale of PayLess to redeem the issue. The resulting redemption premium and associated cost of $18 million, net of applicable income taxes, was recorded in 1993 as part of the loss on disposal of the discontinued operations. The $300 million principal amount has been included in the current portion of long-term debt. Kmart believes the effect of recognizing the charge in 1993 rather than in the first quarter of 1994 would not have a material effect on the results of operations for its 1993 or 1994 fiscal years.


     On July 21, 1994, Kmart announced that it accepted an offer from Coles Myer which provides for the purchase of Kmart's 21.5 percent equity interest in the Australian retailer. The transaction is conditional upon the approval of Coles Myer shareholders and is subject to Coles Myer obtaining any necessary approval by the Australian regulatory authorities. Under the terms of the agreement, Kmart will receive the equivalent of A$4.55 per share for its Coles Myer shares, which represented a premium over the then-current market price for the shares. The closing price per share on July 20, 1994 was A$4.31. The total proceeds will amount to approximately A$1,259 million (equivalent to U.S. $924 million.)



     Following its meeting on August 16, 1994, the Company's Board of Directors announced plans for public offerings of shares in three of the Company's specialty retail businesses. A sale of a majority interest in Borders/Walden, OfficeMax and The Sports Authority will be made through Initial Public Offerings (IPO's).

An IPO of shares in OfficeMax is expected to be filed within a few weeks of the date of the meeting. Others will follow in an orderly manner dependent upon market conditions. The Board of Directors and management continue to review alternatives with respect to Builders Square and initiatives related to the Company's core business.


FINANCIAL INFORMATION

     Net income (loss) from continuing retail operations in 1993 was $(328) million, as compared to $882 million and $789 million in 1992 and 1991, respectively. Excluding the net of tax $862 million store restructuring and other charges, 1993 net income from continuing retail operations was $534 million. The decrease in net income from continuing retail operations in 1993, exclusive of the store restructuring and other charges, resulted primarily from the inventory reduction program and gross margin pressure in U.S. Kmart stores.

     Net income (loss) from discontinued operations in 1993 was $(81) million, as compared to $59 million and $70 million in 1992 and 1991, respectively. Discontinued operations include the results of PayLess and PACE, which have been reclassified to reflect their respective dispositions announced in the fourth quarter of 1993. The $81 million after-tax loss from the operation of discontinued businesses in 1993 was the result of a significant net operating loss at PACE which more than offset net income from PayLess. Additionally, in 1993, an after-tax loss of $521 million was realized from the disposal of discontinued businesses.

     Sales in 1993 were $34.16 billion, an increase of 10.1% from the $31.03 billion in the preceding year, as restated to exclude the PACE and PayLess businesses.

     Net income from continuing retail operations for the 13 weeks ended April 27, 1994 declined to $18 million from $58 million for the 13 weeks ended April 28, 1993 as restated to exclude the discontinued PACE and PayLess businesses and before an extraordinary item and accounting changes. First-quarter sales reached $7.81 billion, an increase of 6.2% from $7.35 billion for the same period in 1993.

                               KMART CORPORATION
                         SELECTED FINANCIAL INFORMATION
                             (DOLLARS IN MILLIONS)

                                                                                         13 WEEKS ENDED
                                                                                      ---------------------
                                                                                      APRIL 27,   APRIL 28,
                                    1989(1)    1990      1991      1992     1993(2)     1994        1993
                                    -------   -------   -------   -------   -------   ---------   ---------
                                                                                           (UNAUDITED)
Summary of Operations
  Sales...........................  $27,670   $28,133   $29,042   $31,031   $34,156    $  7,810    $  7,352
  Cost of merchandise sold........   20,310    20,614    21,243    22,800    25,646       5,840       5,466
  Selling, general and
     administrative expenses......    6,277     6,435     6,603     6,875     7,636       1,886       1,744
  Interest expense -- net.........      353       384       384       414       477         124         122
  Income (loss) from continuing
     retail operations before
     income taxes.................      444     1,070     1,189     1,327      (550)         28          83
  Net income (loss) from
     continuing retail
     operations...................      282       712       789       882      (328)         18          58
  Ratio of earnings from
     continuing retail operations
     to fixed charges.............      1.8       2.9       3.0       3.0        (3)         (4)         (4)
Balance Sheet (at end of period):
  Working capital.................  $ 3,685   $ 3,519   $ 4,682   $ 5,014   $ 4,123    $  4,042    $  4,593
  Merchandise inventories.........    6,933     6,891     7,546     8,752     7,252       7,815       9,747
  Total assets....................   13,145    13,899    15,999    18,931    17,504      17,963      20,090
  Long-term debt..................    1,480     1,701     2,287     3,237     2,227       2,224       3,041
  Capital leases..................    1,549     1,598     1,638     1,698     1,720       1,764       1,762
  Shareholders' equity............    4,972     5,384     6,891     7,536     6,093       6,010       7,464

- -------------------------
(1) Results of operations for 1989 include a pre-tax provision of $640 million ($422 million net of tax) for store restructuring and other charges.

(2) Results of operations for 1993 include a pre-tax provision of $1,348 million ($862 million net of tax) for store restructuring and other charges.

(3) Fixed charges represent total interest charges, a portion of operating rentals representative of the interest factor and amortization of debt discount and expense. The deficiency of income from continuing retail operations versus fixed charges was $581 million for the fiscal year ended January 26, 1994.

(4) Due to the seasonality of Kmart's business, the ratio of earnings from continuing retail operations to fixed charges for the interim period computed as described in (3) above using 52 weeks ended April 28, 1993 was
     2.8. The deficiency of income from continuing retail operations versus fixed charges was $663 million for the 52 weeks ended April 27, 1994.

SECOND QUARTER 1994 FINANCIAL RESULTS



     Net income from continuing retail operations for the 13 weeks ended July 27, 1994 declined to $94 million from $125 million for the 13 weeks ended July 28, 1993 as restated to exclude the discontinued PACE and divested PayLess businesses. Second-quarter sales reached $8.83 billion, an increase of 4.6% from $8.44 billion for the same period in 1993.



     Net income for the 26 weeks of 1994 declined to $112 million from $183 million for the same period of 1993 as restated to exclude the discontinued and divested businesses and before an extraordinary item and accounting changes. Sales rose 5.4% to $16.64 billion from $15.79 billion for the same 26-week period of 1993.



                               KMART CORPORATION


                           SALES AND OPERATING INCOME


                 26 WEEKS ENDED JULY 27, 1994 AND JULY 28, 1993


                                   (MILLIONS)



                                                                                26 WEEKS ENDED
                                                                             --------------------
                                                                             JULY 27,    JULY 28,
                                                                               1994        1993
                                                                             --------    --------
Sales.....................................................................   $ 16,638    $ 15,791
Cost of merchandise sold..................................................     12,477      11,775
Selling, general and administrative expenses..............................      3,916       3,669
Interest expense -- net...................................................        240         247
Income from continuing retail operations before income taxes..............        171         263
Net income from continuing retail operations..............................        112         183

                          STRUCTURE OF THE TRANSACTION

     On December 27, 1993, each of the 24 Owner Trusts, the beneficiary of each of which is the Owner Participant, acquired from Kmart an interest in one of the Properties, consisting of either (i) a Leasehold Estate or (ii) an Estate for Years Interest, in each case including the improvements on such Property, for an aggregate purchase price of $190,923,922. Each Owner Trust immediately leased its Property to Kmart, pursuant to a Lease which has a term of 25 years, and options to renew. The Leases are not cross-defaulted. At the same time as the sale of the Estate for Years Interests, Kmart sold a remainder interest in the land underlying the Estate for Years Interests, commencing on the expiration of the Estates for Years Interests, to the Remainder Purchaser. In consideration of a cash payment, the Remainder Purchaser granted the respective Owner Trusts options (the "Options to Lease") to lease the land underlying its Property from the Remainder Purchaser for additional terms commencing on the expiration of the Estate for Years Interests. The transactions set forth in this paragraph are collectively referred to herein as the Sale-Leaseback Transaction.

     Each Owner Trust obtained approximately 10% of the purchase price for its interest in the related Property from an equity investment by the Owner Participant, and the remaining amount was financed by the Initial Noteholder pursuant to the Interim Financing. As security for the Interim Financing, each Owner Trust issued Interim Notes with respect to each Property in favor of the Initial Noteholder. The Interim Notes with respect to each Property were issued pursuant to, and secured by, a Note Indenture. Each Owner Trustee also granted a Mortgage on each Property to the Note Trustee for the benefit of the Noteholders. The Note Trust Estate of each Note Indenture consists primarily of
(i) the Mortgage with respect to the related Property and (ii) the Lease Assignment including the right to receive rents on the related Lease.

     On the Closing Date, the Issuer will acquire the Interim Notes from the Initial Noteholder in exchange for a portion of the proceeds from the offering of the Bonds. The remainder of such proceeds will be used to finance an additional amount of the aggregate purchase price paid by the Owner Trusts for the Properties and will be subsequently distributed to the Owner Participant. Concurrently with the Issuer's acquisition of the Interim Notes, each Lease will be amended and each Note Indenture will be amended and restated in order to remove terms specific to the Interim Financing, to increase the aggregate principal amount and series of the Notes, to provide for the issuance of the Notes and Bonds and to ensure that Rental Payments will be at least sufficient to pay in full, when due, all payments of principal, interest and any Make-Whole Premium due on the Notes securing the Bonds. See "DESCRIPTION OF THE LEASES" and "DESCRIPTION OF THE NOTES" herein.

     Each Note Indenture and Mortgage provides for recourse only with respect to the related Note Trust Estate. None of the Notes, the Note Indentures or the Mortgages are cross-defaulted or cross-collateralized.

     The Issuer will issue the Bonds on a non-recourse basis pursuant to, and secured by, the Bond Indenture. The trust estate of the Bond Indenture will consist primarily of (i) the Pledge, (ii) the Note Assignment and (iii) the Collateral Assignments. The Series A Note, Series B Note, Series C Note, Series D Note, Series E Note, Series F Note and Series G Note issued in respect of each Property will have a maturity date and an interest rate corresponding to those on the Series A Bonds, Series B Bonds, Series C Bonds, Series D Bonds, Series E Bonds, Series F Bonds and Series G Bonds, respectively. The aggregate principal amount of each series of Notes with respect to all of the Properties will be the same as the aggregate principal amount of the corresponding series of Bonds.

     The Owner Trusts have agreed not to create liens with respect to their respective interests in the Properties, except for liens expressly permitted by the Note Indentures, the Mortgages or the Leases (including certain easements which do not materially reduce the value of the Properties). The interests of the Remainder Purchaser in the Properties are not subject to the liens of the
Note Indentures and the Mortgages. For information regarding the Properties, see "DESCRIPTION OF THE PROPERTIES" herein.

     The Rental Payments payable by Kmart under the Leases, as amended as of the Closing Date, will be in amounts that will be at least sufficient to pay in full, when due, all required payments of principal, interest and any Make-Whole Premium due on the Notes, and shall be paid to the Bond Trustee in immediately available funds on each Payment Date. On each such date, upon receipt by the Bond Trustee of the Rental Payments from Kmart, the Bond Trustee shall (i) distribute funds equal to the amount of all payments of principal, interest and any Make-Whole Premium due on the Notes to the Bondholders, and (ii) transfer any amounts in excess of amounts distributed to the Bondholders pursuant to clause (i) to the Note Trustee for distribution to the appropriate Owner Trustee as set forth in the Note Indentures. See "DESCRIPTION OF THE NOTES -- Security" herein. The Bonds will be payable solely from amounts paid under the Leases and from amounts realized from the exercise of remedies under the Note Indentures, the Mortgages or the Leases, and will be without recourse to the general credit of Kmart, the Issuer, the Owner Trustees or the Owner Participant. However, the obligation to make payments of amounts payable under the Leases constitutes a general obligation of Kmart and such amounts will be sufficient to pay in full when due all amounts required to be paid on the Notes pledged as security for the Bonds.

     A more detailed description of the financing arrangements and the Properties is set forth below under the headings "DESCRIPTION OF THE PROPERTIES", "DESCRIPTION OF THE LEASES", "DESCRIPTION OF THE BONDS" and "DESCRIPTION OF THE NOTES" herein. The statements appearing in this section and under those headings are subject to the detailed provisions of the documents being described, the respective copies or forms of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part. Such documents are incorporated by reference herein and references to such documents are qualified in their entirety by the provisions of such documents.

                              DIAGRAM OF PAYMENTS

Kmart Corporation
        |
        | Rental Payments
        | Assigned by Owner Trusts
        \/
  Bond Trustee
        |
        | Note Debt Service
        \/
      Series             Excess Payments
A, B, C, D, E, F and G ----------------------->    Note
      Notes                                       Trustee
        |                                            |
        |                                            | Excess
        |                                            | Payments
        \/                                           \/
      Series                                       Owner
A, B, C, D, E, F and G                            Trustee
      Bonds                                          |
                                                     | Excess
                                                     | Payments
                                                     \/
                                                   Owner
                                                 Participant

                              DIAGRAM OF STRUCTURE

                                                          Payments for
                                                        Remainder Interest
       Assigned Rental Payments               Kmart<----------------------------
- ----------------------------------------------Corporation-------------------   |
|                                            /\ |       /\      Remainder   |  |
|                                             | |        |      Interest    |  |
|                                             | |        |                  \/ |
|                                       Lease | |        |Purchase     Remainder
|                                             | |        |Price for    Purchaser
|                                             | |Property|Property       (1)   |
|                                             | |Interest|                     |
|                                Mortgages &  | |        |                     |
|            Assignment          Assignment   | |        | Option to Purchase/ |
\/           of Rights            of Rights   | \/       |    Ground Lease     |
Bond Trustee<---------Note Trustee<-----------Owner Trust<----------------------
/\                                                 |
|                                                  | Interim Notes
|                                                  |
|                                                  \/
|                                           Initial Noteholder
|                                                  |
|                                                  | Assignment of
|                                                  | Interim Notes
|                                                  \/
|             Pledge of Notes                Kmart Funding
- --------------------------------------------- Corporation
                                                   |
                                                   | Bonds
                                                   |
                                                   \/
                                               Bondholders

- ------------------------

(1) Remainder Purchaser has an interest in 22 out of 24 properties; the remaining 2 properties are subject to ground leases.


                                USE OF PROCEEDS

     The offering of the Bonds is intended to enable the Owner Trusts to refinance their purchase of their respective interests in each of the Properties from Kmart, including certain costs and expenses associated therewith. A portion of the Proceeds will be used by the Issuer to purchase the Interim Notes and the remainder will be distributed to the Owner Participant. The transaction will finance not more than 92% of the cost of the Properties. The proceeds from the sale of the Properties, including the sale of the remainder interests, have been used by Kmart for general corporate purposes. See "STRUCTURE OF THE TRANSACTION" herein.

                         DESCRIPTION OF THE PROPERTIES

     The Properties consist of 19 Kmart store locations (including two combination general-merchandise and grocery Super Kmart Centers), one apparel warehouse and four Builders Square store locations. On December 27, 1993, Kmart assigned its rights as lessee under the four leases relating to the Builders Square locations to its Builders Square, Inc. subsidiary but remains the primary obligor on such leases. Certain information regarding each of the Properties is set forth in the following table:

                                 FACILITY SIZE       LOT SIZE          OPENING
   KMART STORE LOCATIONS           (SQ. FT.)         (ACRES)           DATE(1)
- ----------------------------     -------------     ------------     --------------
Crescent City, CA...........         91,305            6.82         April 1993
Folsom, CA..................        108,255            9.47         April 1993
Watertown, NY...............        120,727            3.57         April 1993
Galesburg, IL...............         94,970            2.43         November 1992
Kenai, AK...................        146,759           10.70         July 1993
Fairbanks, AK...............        146,300           11.80         October 1993
Marina, CA..................         90,854            7.77         October 1993
Santee, CA..................        104,551            8.73         November 1993
San Diego, CA...............        107,210        Ground Lease     August 1993
Moorpark, CA................        108,830        Ground Lease     November 1993
Manteca, CA.................        107,489            7.95         May 1993
Fairlea, WV.................         90,933            9.28         May 1993
Sunrise, FL.................        108,408           11.53         November 1993
Perris, CA..................        116,955            9.95         November 1993
Exmore, VA..................         94,900           13.64         November 1993
Tustin, CA..................        108,413            9.10         November 1993
Warwick, RI.................        113,113           13.79         November 1993
SUPER KMART CENTER LOCATIONS
Lorain, OH..................        193,193           28.32         October 1993
Yuma, AZ....................        191,271           21.58         November 1993
BUILDERS SQUARE LOCATIONS
Fort Myers, FL..............        107,400           12.29         July 1993
San Antonio, TX.............        106,881           10.47         May 1993
Tulsa, OK...................         80,229            8.62         October 1986
Austin, TX..................        108,028           10.08         February 1993
APPAREL WAREHOUSE LOCATION
Forest Park, GA.............        227,401           19.57         October 1992

- ------------
(1) All of the Properties were completed prior to August 1, 1994.

APPRAISALS

     All of the Properties were inspected between June 2, 1993 and November 1, 1993 and were valued on December 27, 1993 at the request of the Owner Participant by Marshall and Stevens Incorporated, an independent appraiser, in accordance with the requirements of the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Appraisal Foundation's Uniform Standards of Professional Appraisal Practice. As a result of its appraisals, Marshall and Stevens Incorporated has determined that, as of the date of the appraisal thereof, assuming that those Properties which were not completed at that time were completed substantially in accordance with the plans and specifications therefor, the fair market value of each Property on the open market and as unencumbered by the related Lease is not less than the amount of the purchase price financed by the proceeds of the Notes, except with respect to the Properties located in Tustin, California, Crescent City, California and Forest Park, Georgia. With respect to those three Properties, Marshall and Stevens Incorporated has also determined that, as of the appraisal date thereof, the fair market value of each such Property as encumbered by the related Lease is not less than the amount of the purchase price financed by the proceeds of the Notes of each such Property. The fair market values of the Tustin, Crescent City and Forest Park Properties as encumbered by the related Leases reflect an additional premium value attributable to the rents payable by Kmart.

     None of Kmart, the Issuer, the Underwriters, the Note Trustee or the Bond Trustee has prepared or obtained separate independent appraisals or reappraisals. None of Kmart, the Issuer, the Underwriters, the Note Trustee or the Bond Trustee makes any representation as to the fair market value of any of the Properties or the Owner Trusts' interest therein. Moreover, there can be no assurance that other appraisers would not arrive at materially different conclusions as to the fair market value of the Properties or the Owner Trusts' interest therein.

LEASEHOLD ESTATES

     The Properties in Moorpark and San Diego, California are subject to unsubordinated ground leases. Under the related Leases, Kmart has agreed during the term of the Lease to pay the rent due under the applicable ground leases and to comply with all obligations of the ground lessee thereunder.

ENVIRONMENTAL MATTERS

     Phase I or other environmental assessment reports were prepared during 1993 for each Property. The reports disclosed no material environmental conditions which would materially interfere with the intended uses of the Properties. With respect to the Properties located in Crescent City, California and Fort Myers, Florida, state regulatory authorities have required certain remediation actions and continued monitoring, which activities are being undertaken by the appropriate party. It is not expected that the environmental matters referred to in the previous sentence will have a material adverse effect on Kmart's ability to make Rental Payments. Kmart is obligated to indemnify, among other parties, the Owner Trusts, the Note Trustee and the Bond Trustee for the benefit of the Bondholders for any past or present environmental liability or any environmental liability arising during the term of the Leases with respect to the Properties.

     Kmart agreed in the Leases that, except for those items such as batteries and oil typically and customarily sold in Kmart stores or its subsidiaries' stores, as the case may be, in the ordinary course of business and in compliance with applicable environmental laws, it would not cause or permit any hazardous materials to exist on or to be used on the Properties during the term of the Leases. Kmart is obligated to indemnify the Owner Trusts, the Note Trustee and the Bond Trustee, among other parties, from any liability arising from the presence of hazardous materials that pre-existed the Lease or from any use of the Properties arising during the term of the Lease unless caused by the gross negligence or willful misconduct of the indemnified parties. Kmart made covenants in the Leases that it shall comply in all material respects with applicable environmental laws affecting each Property or the use, modification, maintenance or operation thereof, and shall have sole responsibility for all expenses (whether legal, professional or arising from investigation) associated with such compliance, and shall further comply in all respects with environmental laws where non-compliance could involve an environmental claim in excess of $100,000 or where such non-compliance would materially interfere with the use or operation of the Property.

                           DESCRIPTION OF THE LEASES

     The statements under this caption are summaries of the terms of the Leases and do not purport to be complete. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of each Lease, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

TERMS AND RENTALS

     Each Owner Trust has leased its respective Property to Kmart pursuant to a Lease for an interim term from December 27, 1993 until June 30, 1994, and a base term of 24 1/2 years which commenced on July 1, 1994. Kmart will have the option to extend a Lease relating to any Estate for Years Interest for at least six consecutive terms of five years each and the option to extend a Lease relating to any Leasehold Estate for a term of at least 10 years beyond the maturity date of the Notes and Bonds. Because the Bonds are scheduled to be retired during the base term of the Lease, any such extensions should not affect the interests of the Bondholders. So long as no Lease Event of Default (as defined herein) exists with respect to an individual Lease, Kmart, as lessee thereunder, will be entitled to undisturbed possession of the related Property, even if there exists a default under the related Mortgage or Note Indenture or under the Bond Indenture. Rental Payments are required to be paid by Kmart under the Leases in immediately available funds on each January 1 and July 1, commencing on January 1, 1995. On each Payment Date, the aggregate amount of Rental Payments payable under the Leases, as amended as of the Closing Date, will be at least equal to the aggregate scheduled amount of principal, interest and any Make-Whole Premium due on the outstanding Notes on such date. See "STRUCTURE OF THE TRANSACTION" herein. Kmart is obligated under each Lease to pay interest on any late payments of rent which shall accrue at a rate equal to the sum of 1% plus the weighted average of the interest rates of the Notes from the relevant Payment Date to the date such payments are actually received by the Bond Trustee (the "Default Rate").

NET LEASES; NO SET-OFF

     Each Lease is a net Lease and Kmart is obligated to pay thereunder, on an absolutely net basis, all Rental Payments without diminution for any reason, except to the extent a Lease is terminated, as described below. Additionally, Kmart will pay all taxes (including ad valorem real estate taxes) and assessments, regardless of how named or denominated, relating to the Properties together with every fine, penalty, interest or cost which may be added for non-payment or late payment thereof, and all utility and other charges incurred in the operation of the Properties, and Kmart shall obtain, and use its reasonable efforts to maintain, utilities services therefor.

     Each Lease also provides that it shall not be terminable by Kmart thereunder, except under limited circumstances as described herein, nor shall Kmart be entitled to any abatement, reduction, set-off, counterclaim, defense or deduction with respect to any payment of rent or other obligation under any Lease, by reason of: (i) any damage to or destruction of a leased Property; (ii) any taking of a Property or any part thereof by eminent domain or otherwise;
(iii) any prohibition, limitation, restriction, interference with or prevention of Kmart's use, occupancy or enjoyment of all or any part of a Property; (iv) any default by an Owner Trust under a Lease; (v) any eviction by a holder of paramount title or otherwise; (vi) any purported merger of estates resulting from Kmart's acquisition of all or any part of a Property; or (vii) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding.

REPAIRS AND MAINTENANCE

     Kmart shall, at its expense and on a timely basis, maintain each Property in good repair and condition, ordinary wear and tear excepted, and will make structural and non-structural, foreseen and unforeseen changes, replacements and repairs which may be required to keep the Property in good repair and condition and at a standard applicable to similar properties in the marketplace and those owned or leased by Kmart. In no event are the Owner Trusts required to repair, rebuild or maintain any of the Properties. An Owner Trust may grant easements, release existing easements, make dedications, execute annexation petitions and amend covenants and restrictions affecting a Property that are requested by Kmart in respect of any Property that do not materially impair such Property's useful life or materially reduce its fair market value.

ALTERATIONS AND IMPROVEMENTS

     Kmart, at its expense, may add to, or alter, existing improvements on any Property, which improvements shall be subject to the lien of the related Mortgage and Note Indenture, provided that the fair market value or useful life of such Property shall not be adversely affected thereby and that the work shall be done in a first-class, workmanlike manner in compliance with applicable laws. All such additional improvements shall be and remain the property of the respective Owner Trust and shall be subject to all of the terms and provisions of the applicable Lease. All inventory, trade fixtures, machinery, equipment and other personal property installed at the expense of Kmart shall remain the property of Kmart, not subject to the lien of the related Mortgage or Note Indenture, and shall be removed from the premises by Kmart, at its expense, at the expiration of the term of the Lease.

LIENS

     Kmart, as lessee, covenants that it shall not, during the term of any Lease, directly or indirectly create, incur, assume, suffer or permit any lien on or with respect to the related Property or any part thereof, any rent, title thereto or interest therein, up to and including the date of the end of such Lease term, other than Permitted Liens. "Permitted Liens" are: (i) liens representing the respective rights and interests of Kmart, the Owner Trusts, the Owner Participant, the Remainder Purchaser, the Bond Trustee, the Note Trustee, the Issuer, each REMIC and any holder of a lien for the benefit of the Bondholders; (ii) certain liens caused or permitted to be incurred by the Owner Trusts or the Remainder Purchaser; (iii) liens for taxes and assessments that either are not yet due and payable or are being contested in good faith and by appropriate proceedings diligently conducted, so long as such proceedings do not
(a) subject the Property to foreclosure, forfeiture or loss or result in the sale of the Property, (b) materially interfere with the use, possession or disposition of the Property, (c) interfere with the payment of Rental Payments or (d) involve any risk of loss of the priority of the lien of the Note Indenture relating thereto; (iv) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising after the date of the Lease in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings so long as such proceedings shall not involve any risk of the sale, forfeiture or loss of any part of the Property and shall not materially interfere with the use, occupancy or disposition of the Property or interfere with the payment of Rental Payments;
(v) liens arising after the date of the Lease out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted diligently and in good faith and that either have been bonded to the satisfaction of the Owner Trusts and the Note Trustee or the enforcement of which has been continuously stayed pending such appeal or review; (vi) easements, rights-of-way, reservations, servitudes and rights of others against the Property which (a) are listed as Permitted Exceptions in the Agreement for Sale of Real Estate (the "Sale Agreement") dated as of the date of the Leases or
(b) are granted pursuant to the specific provisions of such Lease; and (vii) assignments, leases and subleases expressly permitted by the Operative Documents (as defined in the Note Indentures).

     Kmart shall promptly, but no later than 30 days after the attachment thereof, at its own expense, discharge, eliminate or bond any lien that is not a Permitted Lien in a manner satisfactory to the Owner Trusts. In the event such lien is not so discharged, eliminated or bonded, the Owner Trusts may pay and discharge any such lien, and Kmart shall reimburse the Owner Trusts upon demand for the amount so paid together with interest thereon at the Default Rate.

ASSIGNMENT OR SUBLEASE; USE; NO CONTINUOUS OPERATION

     Kmart may assign all or sublease all or any part of its leasehold interest in the Properties without the prior written consent of the respective Owner Trust. Kmart shall provide notice to the respective Owner Trust of such assignment or sublease within 15 days prior to the effective date thereof. No such assignment or sublease shall release Kmart from its obligations and liabilities under the Lease. Kmart's liability under any Lease shall continue notwithstanding the rejection of such Lease as to the assignee or sublease as to the sublessee pursuant to Title 11 of the United States Code (the "Bankruptcy Code"). In the event Kmart assigns the Lease and it is thereafter rejected in a bankruptcy or similar proceeding, a new lease identical to the rejected Lease shall be reinstituted as between the appropriate Owner Trustee and Kmart without further act by either party. Kmart is prohibited from mortgaging or otherwise encumbering its interest under the Leases.

     Each Property may be used for any lawful purpose; provided that no use of any Property may be made by Kmart or an assignee or sublessee of Kmart that would: (i) be a public nuisance; (ii) cause a Property to become a "tax-exempt use property" within the meaning of Section 168(h) of the Code, or any successor statute thereto, or to become a "tax-exempt bond financed property" within the meaning of Section 168(g)(5) of the Code; (iii) void any certificate of occupancy required for such Property; (iv) cancel or make it impossible to obtain the issuance of any insurance policy required for such Property by the related Lease; (v) involve the mining or removal of any oil, gas or minerals from or through the surface of the Property; or (vi) increase the Owner Trust's risk of environmental liability through any use other than for retail or office use. Any use of the Property in violation of clause (v) above by an unrelated third party shall not give rise to a Lease Event of Default, but shall give rise to an obligation on the part of Kmart to make a purchase offer as described in "-- Condemnation and Casualty" below.

     While the Leases are net Leases requiring Kmart to pay taxes, maintenance and operating expenses during the period in which Kmart leases a Property, Kmart has not, under any of the Leases, covenanted to operate a business at the Properties for the term of the Leases and Kmart may, unless otherwise prohibited by law or by other agreement binding on the Property, cease actual operations at any Property.

INSURANCE

     Under each Lease, Kmart is required, at its own cost and expense, to carry workers' compensation insurance, insurance against loss by fire and other casualties included under extended-coverage, all-risk endorsements in an amount not less than 100% of the full insurable replacement value of the improvements constituting part of the Property, comprehensive general public-liability insurance with minimum coverage of $5,000,000 with respect to injury of any one person, $5,000,000 with respect to any one accident or disaster and $5,000,000 with respect to damage to property. In no event shall the deductible amount under any of such casualty insurance policies exceed $100,000. In the event that Kmart fails to obtain or maintain such insurance, the respective Owner Trust may obtain such coverage and will be reimbursed by Kmart for the cost thereof, plus interest at the Default Rate from the date incurred by such Owner Trust. The Owner Trusts shall have no obligation to maintain insurance of any type on the Properties and Kmart shall not have any rights to direct actions or subrogation against any insurance policy obtained by the Owner Trusts. Kmart may elect to self-insure any leased Property against casualty, workers' compensation and liability risks; provided that Kmart meets certain financial requirements.

CONDEMNATION AND CASUALTY

     In the event of a condemnation or casualty affecting any Property, Kmart will be obligated to continue paying rent and to restore such Property at its own expense as nearly as practicable to the condition as existed immediately before the condemnation or casualty occurred. If Kmart maintains a consolidated tangible net worth of at least $750,000,000 calculated in accordance with generally accepted accounting principles (the "Net Worth Standard") at the time of the condemnation or casualty, or if insurance proceeds or a condemnation award due to such occurrence are less than $250,000, any such insurance proceeds or condemnation awards shall be released to Kmart for the restoration of the Property. If Kmart does not maintain the Net Worth Standard at the time of such loss, and if such condemnation award or casualty proceeds are in excess of $250,000, however, the net proceeds of such insurance claim or condemnation award shall be deposited with the Note Trustee for as long as the related Note Indenture is outstanding and shall be disbursed to Kmart from time to time upon its application for funds to meet the costs of rebuilding and repairs as they become due, subject to certain provisions set forth in the related Lease. In the event that condemnation proceeds exceed the actual cost of restoration, such excess proceeds shall be distributed pursuant to the related Note Indenture, as described in "DESCRIPTION OF THE NOTES" herein.

     Notwithstanding the foregoing, in the event of a casualty affecting a substantial portion or the entirety of a Property, Kmart may either (i) restore the Property as set forth above or (ii) make a rejectable purchase offer to the respective Owner Trustee within 30 days of such damage or destruction. In the event of a permanent or temporary condemnation of the Property or any substantial portion thereof that in Kmart's judgment renders the Property unsuitable for its occupancy and use, or in the event of a condemnation of the points of ingress and egress of the Property such that the property is rendered unsuitable for its intended use, Kmart shall be obligated to make such a rejectable offer to purchase the Property within 30 days of such condemnation (or, with respect to a partial condemnation, within 90 days after the entry of a final order of taking). If accepted, such purchase shall be effected on the next scheduled Payment Date occurring not less than 100 days after the Owner Trust's receipt of such offer, for a price at least equal to the principal of and interest due on the related Notes. See "DESCRIPTION OF THE NOTES -- Distributions on the Notes -- Prepayments of Principal at Par" herein.

     If Kmart makes such a rejectable offer to purchase such Property, the corresponding Owner Trust will have 70 days to decide whether to accept such offer. Such Owner Trust may not reject Kmart's purchase offer unless the Owner Trust makes satisfactory provisions with the Note Trustee for the redemption of the related Notes, which provisions shall include the escrowing of cash or cash equivalents in amounts sufficient to redeem the Notes. If Kmart's offer is rejected and the Owner Trust makes satisfactory arrangements with the Note Trustee, Kmart shall, on the Payment Date on which Kmart's purchase would otherwise have occurred, pay to such Owner Trust all payments accrued and owing under the Lease as of such Payment Date, at which time the Lease shall terminate and the Owner Trust shall receive all attendant insurance or condemnation proceeds. If, on the other hand, Kmart's offer is accepted and the Owner Trust makes satisfactory arrangements with the Note Trustee, the sale of the affected Property shall be closed on the next scheduled Payment Date, with the purchase price (which shall be at least sufficient to redeem the Notes, including any premium owing thereon) and all Lease payments accrued and owing on that date paid in cash to the Bond Trustee on behalf of the applicable Owner Trust. In the event of such sale, title to the affected Property shall be conveyed to Kmart. All costs and expenses in connection with such sale shall be paid by Kmart. See "DESCRIPTION OF THE NOTES -- Distributions on the Notes -- Prepayments of Principal at Par" herein.

EARLY TERMINATION

     Kmart may terminate any Lease on any Payment Date on or after the tenth year of the base term of the Lease (provided that no Lease Event of Default has occurred and is continuing) if it determines that the Property has become obsolete or that continued use thereof is no longer economic by providing at least 12 months' and not more than 18 months' notice to the respective Owner Trust. In such event, the Property may be (i) transferred to Kmart for an amount sufficient to retire the related Notes (including the Make-Whole Premium thereon) (the "Retirement Price"), (ii) sold to a third party, with the excess of the Retirement Price over the sale price being contributed by Kmart or (iii) retained by the respective Owner Trust, provided that such Owner Trust makes satisfactory provisions with the Note Trustee for the redemption of the related Notes, which provisions shall include the escrowing of cash or cash equivalents in amounts sufficient to redeem the corresponding Notes at their respective Retirement Prices, and the Property shall thereupon be released from the liens of the respective Note Indenture and Mortgage.

     An Owner Trust may accept Kmart's purchase offer with respect to the mining or removal of oil, gas or minerals on a Property as described under "-- Assignment or Sublease; Use" above, if such offer is for an amount sufficient to redeem the related Notes (including any premium thereon) and the Note Trustee shall redeem the related Notes at par with a Make-Whole Premium.

EVENTS OF DEFAULT

     The following are events of default under each Lease ("Lease Events of Default"):

          (i) the failure by Kmart to make Rental Payments when due continuing for a period of five days after notice thereof to Kmart;

          (ii) the failure by Kmart to make any other payment under the Lease when due continuing for a period of 15 days after notice thereof to Kmart;

          (iii) the failure by Kmart to maintain insurance as required by the Lease;

          (iv) the failure by Kmart to perform any of its other covenants or obligations under the Lease or the Master Indemnification Agreement (as defined in the related Note Indenture) or certain of its covenants or obligations under the Sale Agreement within 30 days after notice thereof in each case only to the extent such covenants and obligations relate to the Property; provided that any non-monetary default that is curable but is not susceptible to a cure within 30 days shall not be deemed a default if a cure is commenced within 30 days after such notice and is diligently pursued thereafter; and provided further that in no event shall such cure period for a non-monetary default exceed 180 days;

          (v) certain events of bankruptcy, insolvency, reorganization pursuant to bankruptcy or similar laws, receivership, dissolution or liquidation of Kmart; provided that such events shall not constitute a Lease Event of Default under a Lease so long as they do not affect the performance of Lease covenants by Kmart thereunder or another party claiming under Kmart; and

          (vi) any breach of a representation by Kmart in the Lease or the Sale Agreement relating to the Property or in any certificate expressly required to be delivered pursuant thereto which (a) shall be incorrect when discovered and shall have a material adverse effect on the Owner Trust, the Owner Participant or the Owner Trust's interest in the Property or (b) is a material breach of a representation in the Sale Agreement relating to Kmart's financial condition, and that in either case shall not have been cured within 30 days after receipt of written notice by Kmart from the Owner Trust, unless the default is curable and Kmart shall be diligently proceeding to correct such failure; provided that in no event shall such cure period exceed 180 days.

     The occurrence of a Lease Event of Default under any one Lease shall not affect the obligations of Kmart and the Owner Trusts under any of the other Leases, it being expressly provided that such Lease obligations are in no way cross-defaulted.

     If a Lease Event of Default has occurred with respect to any Lease and is continuing beyond any applicable cure periods, the corresponding Owner Trust (subject to the assignment of its rights under the Lease) may (i) terminate such Lease and recover damages from Kmart as described below or (ii) re-enter the Property without terminating such Lease to remove Kmart and its property, all at Kmart's expense, with Kmart remaining liable for the balance of Rental Payments accruing to the end of the base term of such Lease (less the amount received by the appropriate Owner Trustee with respect to reletting the Property net of such Owner Trustee's expenses in connection therewith). Kmart shall also pay the Make-Whole Premium, if any, required to be paid by the related Owner Trust under the related Note Indenture in the event such Owner Trust shall elect to re-enter the Property without terminating the Lease. If a Lease is terminated upon the occurrence of a Lease Event of Default thereunder, damages permitted to be recovered by the related Owner Trust from Kmart include: (i) all Rental Payments and other payments due under such Lease as of the date on which the Lease shall be terminated (including any Make-Whole Premium), plus (ii) at the option of the Owner Trust, any of: (a) the difference between the amount required to redeem the related Notes and the fair market value of the Property; (b) the difference between the amount required to redeem the related Notes and the present value of the fair market rental value of the Property, discounted semiannually at a 6% annual percentage rate for the remainder of the term of the Lease; (c) the difference between the present value of all Rental Payments, discounted semiannually at a 6% annual percentage rate, for the remainder of the base or applicable renewal term of the Lease (the "Discounted Basic Rents") and the present value of the fair market rental value of the Property for the remainder of such term, discounted semi-annually at a 6% annual interest rate; or (d) an amount equal to the greatest of the fair market value of the Property, the Discounted Basic Rents and the amount required to redeem the related Notes. Fair market values are determined by agreement between Kmart and the Owner Trust or by appraisal. If the Owner Trust receives the sum of the amounts described in clauses (i) and (ii)(d) above, the Owner Trust will convey the Property to Kmart. Because the Owner Trusts have assigned certain of their rights under each Lease to the Note Trustee, only the Bond Trustee, as assignee of the rights of the Note Trustee, and not the Owner Trusts, may exercise remedies following a Lease Event of Default. The above-described amounts will accrue interest at the Default Rate from the final payment date specified in the Owner Trust's notice of default and termination of a Lease to the date of actual payment by Kmart.

     In lieu of the acquisition by Kmart of a Property in accordance with the Lease, Kmart shall be entitled to substitute a property (the "Substitute Property") for such Property provided that as of the date of such substitution
(i) the fair market value of the Substitute Property is not less than the greater of the (a) fair market value of the Property and (b) "Termination Value" of the Property as such term is defined in the related Lease, (ii) the useful life of the Substitute Property in not less than the useful life of the Property, (iii) Kmart shall make certain representations and warranties with respect to the Substitute Property as it had previously made with respect to the Property, (iv) Kmart shall deliver an environmental assessment report, which report shall be satisfactory, to the applicable Owner Trustee and the Note Trustee and (v) the substitution shall not reduce any Rental Payments due under the applicable Lease. If such substitution occurs, such Substitute Property shall replace such Property as security for the Notes and Bonds, as described herein.

CONSEQUENCES OF KMART'S BANKRUPTCY

     In the event a bankruptcy proceeding is instituted by or in respect of Kmart under the Bankruptcy Code, Kmart would have the right, subject to bankruptcy court approval, to affirm or reject the Leases. If a Lease were rejected, payments due thereunder would terminate, thereby leaving the Owner Trusts without cash flow to make payments on the Bonds. In the event a Lease were rejected, the Owner Trusts (and by virtue of the Bond Indenture and assignments described herein, the Bond Trustee thereunder) would have a claim for damages against Kmart but, under Section 502(b)(6) of the Bankruptcy Code, such claim would be limited to a maximum amount equal to the rent reserved under such Lease, without acceleration, for the greater of one year or 15 percent (not to exceed three years) of the remaining term of the Lease (plus rent already due but unpaid). This limitation would not apply to holders of debt securities that are direct obligations of Kmart. Therefore, except during the final year of the Lease terms, if Kmart were the subject of proceedings under the Bankruptcy Code and a Lease were rejected, the damages that could be claimed for rejection, even assuming full recovery on such claim, may not alone be sufficient to repay the Bonds. In addition, it is possible that a bankruptcy court could recharacterize the transactions described herein as a secured borrowing by Kmart from the Owner Trusts, in which case the bankruptcy court could permit Kmart to use or dispose of the Properties without making Lease payments to provide debt service on the Bonds, subject to providing "adequate protection" (such as a lien on substitute collateral) to the Owner Trusts. However, in the event of such a recharacterization, the limitation on damages referred to above would presumably be inapplicable.

                        THE ISSUER AND THE OWNER TRUSTS


     The Issuer. The Issuer, a special-purpose corporation formed under the laws of the State of New York, has been formed solely to facilitate the financing contemplated hereby and does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the security for the Bonds. The Issuer is not owned or controlled by or affiliated with Kmart. The Bonds represent obligations solely of the Issuer, and the Bonds will not be insured or guaranteed by Kmart, the Owner Participant, the Owner Trusts, the Remainder Purchaser, the Note Trustee, the Bond Trustee, their affiliates or any other person or entity. Consequently, Bond Owners must rely for repayment upon payments under the Leases. None of the Note Indentures, the Bond Indenture nor any of the Leases will include financial covenants or "event risk" provisions that would afford Bond Owners protection in the event of a highly leveraged or other transaction involving Kmart. Kmart has agreed to indemnify the Issuer for various liabilities that it may incur in connection with the transaction contemplated hereby.



     The Owner Trusts. The Owner Trusts are special purpose trusts established pursuant to separate Trust Agreements. The activities of each of the Owner Trusts are limited by the terms of the related Trust Agreement to purchasing, owning, leasing and managing the related Properties, issuing the Notes and the Mortgages and making payments on the Notes and other activities related thereto.

                            DESCRIPTION OF THE BONDS

     The statements under this caption are summaries of the terms of the Bonds and the Bond Indenture and do not purport to be complete. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Bonds and the Bond Indenture, the forms of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

     The Bonds are to be issued pursuant to the Bond Indenture, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Bonds will consist of seven series: the Series A Bonds, the Series B Bonds, the Series C Bonds, the Series D Bonds, the Series E Bonds, the Series F Bonds and the Series G Bonds. The principal amount of each series of Bonds is set forth on the cover page hereof.

REGISTRATION OF THE BONDS

     Each series of Bonds will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof and will each initially be issued only in fully registered form in the name of Cede, as the nominee of DTC, except as provided below. Bonds may be surrendered by the Bondholder thereof for registration of transfer or exchange for Bonds of the same series at the office of the Bond Trustee. No service charge will be made for any transfer or exchange of Bonds, but payment may be required of any tax or other governmental charges that may be imposed in connection therewith. No person acquiring a beneficial interest in a Bond will be entitled to receive a bond representing such person's interest, except as set forth under "-- Definitive Bonds" below. Unless and until Definitive Bonds are issued under the limited circumstances described herein, all references to actions by Bondholders herein refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Bondholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered Bondholder, as the case may be, for distribution to the Bond Owners in accordance with DTC procedures. See "-- Registration of the Bonds" and "-- Definitive Bonds" below.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between and among Participants through electronic book entries, thereby eliminating the need for the physical movement of certificates. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will be required to make book-entry transfers of Bonds among Participants and to receive and transmit distributions of principal of and interest due on the Bonds through its Same Day Funds Settlement System. Participants and Indirect Participants with which Bond Owners have accounts with respect to the Bonds are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Bond Owners.

     Bond Owners that are neither Participants nor Indirect Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, Bonds may do so only through Participants and Indirect Participants. In addition, Bond Owners will receive all distributions of principal and interest from the Bond Trustee through DTC Participants. Under a book-entry format, Bond Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Bond Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Bond Owners. The forwarding of such distributions to the Bond Owners will be the responsibility of such Participants. It is anticipated that the only registered Bondholder will be Cede, as nominee of DTC. Therefore, Bond Owners will not be recognized by the Bond Trustee as Bondholders, as that term is used herein, and Bond Owners will be permitted to exercise the rights of Bondholders only indirectly through DTC and its Participants.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, and on behalf of certain banks, the ability of Bond Owners to pledge Bonds to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Bonds, may be limited due to the absence of physical certificates for such Bonds.

     DTC has advised the Issuer that it will take action permitted to be taken by a Bondholder under the Bond Indenture only at the direction of one or more Participants to whose accounts with DTC the Bonds are credited. DTC has further advised the Issuer that it will take such actions with respect to any percentage of Bondholders only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings evidence such undivided interests.

     Kmart, the Owner Participant, the Owner Trusts, the Remainder Purchaser, the Note Trustee and the Bond Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Bonds held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC or a Participant or Indirect Participant in whose name book-entry Bonds are registered, the ability of the Bond Owners of such book-entry Bonds to obtain timely payment may be impaired. In addition, in such event, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment of amounts distributable with respect to such book-entry Bonds may be impaired.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from DTC, and neither the Issuer nor Kmart takes any responsibility for the accuracy thereof.

DEFINITIVE BONDS

     The Bonds will be issued in fully registered, certificated form ("Definitive Bonds") to Bond Owners or their nominees, respectively, only if (i) the Issuer or DTC advises the Bond Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Bonds and the Bond Trustee and the Issuer are unable to locate a qualified successor, (ii) the Issuer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Bond Indenture Event of Default, Bond Owners representing in the aggregate not less than a majority of the aggregate principal amount of such Bonds (a "Bond Majority in Interest") advise the Bond Trustee and DTC through Participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Bond Owners' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Bond Trustee is required to notify all Bond Owners through Participants of the availability of Definitive Bonds. Upon surrender by DTC of the fully registered global bonds representing each series of Bonds and receipt of instructions for re-registration, the Bond Trustee will reissue the bonds as Definitive Bonds to Bond Owners.

     Distributions of principal of, premium, if any, and interest due on the Bonds will thereafter be made by the Bond Trustee directly to the holders of Definitive Bonds in whose names the Definitive Bonds were registered at the close of business on each Record Date in accordance with the procedures set forth herein and in the Bond Indenture. Such distributions will be made by check payable to the order of the Bondholder mailed to the address provided by such Bondholder or if such Bondholder owns of record one or more Bonds that have principal denominations aggregating at least $5,000,000 and an account number is included in the Register, by wire transfer in immediately available funds to a bank account maintained in the United States.

The final payment on any Bond, however, will be made only upon presentation and surrender of such Bond at the Bond Trustee's corporate trust office.

     Definitive Bonds will be transferable and exchangeable at the corporate trust office of the Bond Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Bond Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

DISTRIBUTIONS ON THE BONDS

     On each Payment Date, an amount at least equal to all payments due on the Notes on such Payment Date is required to be transferred by Kmart to the Bond Trustee, pursuant to its obligations under each of the Leases, as amended as of the Closing Date, to make Rental Payments, as the right to receive such Rental Payments will have been assigned by the Owner Trustees to the Note Trustee and from the Note Trustee to the Bond Trustee. Such amounts shall be promptly distributed by the Bond Trustee on the date of receipt, to the extent available therefor, to pay in full the principal, interest and any Make-Whole Premium due on the related Payment Date on the Bonds and, in case such amounts shall be insufficient to pay in full the whole amount so due and payable, then such amounts shall be so distributed as payment of principal, interest and any Make-Whole Premium, pro rata among the Bonds, without any preference or priority of one such Bond over another, according to the aggregate amount due for principal, interest and any Make-Whole Premium due on such Bonds on such Payment Date. If any Payment Date is not a business day, such payment shall be made on the next succeeding business day, without any accrued interest from such Payment Date. If on any Payment Date amounts received from Kmart by the Bond Trustee are insufficient to provide for all payments due to the Bondholders on such Payment Date, any past-due payments of principal, and interest and any Make-Whole Premium due on Bonds of any series will be distributed by the Bond Trustee to Bondholders on the date such amounts are received by the Bond Trustee. To the extent permitted by applicable law, amounts not paid on the appropriate Payment Date will accrue interest at a rate 1% above the rate shown on the cover page hereof for Bonds of such series ("Default Interest").

     Payments of Interest. Interest will be payable semi-annually, in immediately available funds, on the unpaid principal amount of each outstanding series of Bonds at the applicable interest rate on each Payment Date, commencing January 1, 1995. Interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each. Interest (other than Default Interest) payable on any Payment Date shall accrue on each Bond from and including the previous Payment Date (or from and including the Closing Date with respect to the first Payment Date) to but excluding such Payment Date. Default Interest shall accrue from the Payment Date on which any past-due payment was due.

     Optional Prepayments. The Bonds may not be prepaid at the option of the Issuer.


     Scheduled Payments of Principal. Scheduled principal payments on the Series A Bonds, Series B Bonds, Series C Bonds, Series D Bonds and Series E Bonds will be payable only on the respective maturity dates of such Bonds. Scheduled principal payments on the Series F Bonds and Series G Bonds will be payable on scheduled Payment Dates. A table of the principal amount of the Series F Bonds and Series G Bonds to be distributed on each Payment Date, as well as the aggregate principal amount payable on the maturity date of each such series of Bonds, is set forth below. In the event of any partial prepayment of the Series F Bonds or Series G Bonds other than by operation of the Sinking Fund, the scheduled amount of each Sinking Fund payment with respect to the Bonds of the affected series (including the amount due at the stated maturity of such Bonds) will be reduced proportionately.

                             SINKING FUND PAYMENTS


                                                              SERIES F BONDS    SERIES G BONDS
                                                              --------------    --------------
      January 1, 1995......................................    $           0     $          0
      July 1, 1995.........................................                0                0
      January 1, 1996......................................                0                0
      July 1, 1996.........................................                0                0
      January 1, 1997......................................                0                0
      July 1, 1997.........................................                0                0
      January 1, 1998......................................                0                0
      July 1, 1998.........................................                0                0
      January 1, 1999......................................                0                0
      July 1, 1999.........................................                0                0
      January 1, 2000......................................                0                0
      July 1, 2000.........................................        9,960,108                0
      January 1, 2001......................................                0                0
      July 1, 2001.........................................       10,899,966                0
      January 1, 2002......................................                0                0
      July 1, 2002.........................................        9,824,557                0
      January 1, 2003......................................                0                0
      July 1, 2003.........................................        8,650,156                0
      January 1, 2004......................................                0                0
      July 1, 2004.........................................        9,446,404                0
      January 1, 2005......................................                0                0
      July 1, 2005.........................................       10,315,948                0
      January 1, 2006......................................                0                0
      July 1, 2006.........................................       11,265,533                0
      January 1, 2007......................................                0                0
      July 1, 2007.........................................       12,302,528                0
      January 1, 2008......................................                0                0
      July 1, 2008.........................................       13,434,978                0
      January 1, 2009......................................                0                0
      July 1, 2009.........................................       14,671,671                0
      January 1, 2010......................................                0                0
      July 1, 2010.........................................        6,738,151                0
      January 1, 2011......................................                0                0
      July 1, 2011.........................................                0                0
      January 1, 2012......................................                0                0
      July 1, 2012.........................................                0                0
      January 1, 2013......................................                0                0
      July 1, 2013.........................................                0                0
      January 1, 2014......................................                0                0
      July 1, 2014.........................................                0                0
      January 1, 2015......................................                0                0
      July 1, 2015.........................................                0                0
      January 1, 2016......................................                0                0
      July 1, 2016.........................................                0        7,120,803
      January 1, 2017......................................                0                0
      July 1, 2017.........................................                0        9,060,906
      January 1, 2018......................................                0                0
      July 1, 2018.........................................                0        4,744,291
                                                              --------------    --------------
                                                               $ 117,510,000     $ 20,926,000
                                                                 ===========      ===========


     Prepayments of Principal with a Make-Whole Premium. Each series of Bonds may be prepaid in part in the event that the corresponding Notes are prepaid as a result of (i) Kmart's termination of any Lease due to economic obsolescence, which termination shall not be earlier than January 1, 2004, or (ii) Kmart's termination of any Lease due to the mining or removal of oil, gas or minerals from a Property by an unrelated third party. See "DESCRIPTION OF THE NOTES -- Distributions on the Notes -- Prepayments of Principal with a Make-Whole Premium" herein. Such Bonds will be prepaid on a Payment Date, provided that not less than 30 nor more than 45 days' notice is given by first-class mail to each Bondholder of a Bond to be prepaid at its address appearing in the Register at a price equal to the sum of (i) the principal amount thereof plus (ii) accrued interest, if any, to the date of prepayment plus (iii) the Make-Whole Premium.


     The Make-Whole Premium with respect to the Bonds shall mean the sum of the Make-Whole Premiums on all related Notes which have been prepaid. The "Make-Whole Premium", if any, on any Note shall mean an amount equal to the positive difference, as of the date of determination, between (i) the present value of all future payments of principal and interest, including any principal amount due at maturity, discounted semi-annually at an interest rate per annum equal to (a) the average yield for "This Week", as provided in the Treasury Constant Maturity Yield Index published by the Board of Governors of the Federal Reserve System in the Statistical Release designated "H.15 (519), Selected Interest Rates", or a successor publication, published next preceding two business days prior to redemption, for instruments having a maturity corresponding to the remaining average life of such Note (the "TCMYI") plus (b) 50 basis points, and (ii) the outstanding principal amount of such Note to be prepaid; provided, however, that if there is no TCMYI for instruments having a maturity corresponding to the average life of such Note, then the TCMYI shall equal the straight line interpolation between the interest rates on the respective Treasury issue both greater and lesser, most closely approximating the average life of the Note (rounded to the fourth decimal place); and provided further, that if the average life of such Note is less than one year, the one-year TCMYI shall be used.


     Prepayments of Principal at Par. Each series of Bonds may be prepaid in part on any Payment Date at a price equal to the principal amount thereof, together with accrued interest to the date of such prepayment, upon receipt by the Bond Trustee of payments (i) resulting from the prepayment of any portion of the Notes in the event of a condemnation or casualty affecting all or a substantial portion of the related Property or (ii) in the event that a portion of condemnation proceeds is paid to the holders of the Notes following a partial condemnation of a Property. See "DESCRIPTION OF THE NOTES -- Distributions on the Notes -- Prepayments of Principal at Par" herein. The principal amount of any series of Bonds to be so prepaid will be equal to the then-outstanding aggregate balances of the corresponding Notes relating to the Property, the Lease of which is being terminated in connection with such casualty or condemnation.

     If Bonds are to be partially prepaid (except by operation of the Sinking
Fund), principal prepayments on a series of Bonds will be distributed pro rata, without priority of one Bond over another, in the proportion that the aggregate principal amount of each such Bond bears to the aggregate amount of all outstanding Bonds of such series.


     In the event that there shall have been any partial prepayment of the Series F Bonds or Series G Bonds (other than by operation of the Sinking Fund), the amount of each Sinking Fund payment with respect to the affected series of Bonds subsequent to such prepayment shall be reduced proportionately, and set forth in a new schedule of Sinking Fund payments attached to the related Note Indentures provided by the Note Trustee to the Bond Trustee based on information supplied to the Note Trustee by the Owner Trustee.


     Prepayments of Principal Following a Note Indenture Event of Default. The Bonds may be prepaid in part following a Note Indenture Event of Default, as and to the extent described under "DESCRIPTION OF THE NOTES -- Remedies" herein. Such prepayment will be at par, together with interest accrued to the date of prepayment, plus, under the circumstances described under such section, a Make-Whole Premium on the principal amount then due.

SECURITY

     The Bonds will be secured primarily by (i) the Pledge, (ii) the Note Assignment and (iii) the Collateral Assignments from the Note Trustee to the Bond Trustee. Each Series A Note, Series B Note, Series C Note, Series D Note, Series E Note, Series F Note and Series G Note will have a maturity date and an interest rate corresponding to the maturity date and interest rate on the Series A Bonds, Series B Bonds, Series C Bonds, Series D Bonds, Series E Bonds, Series F Bonds and Series G Bonds, respectively. The aggregate principal amount of each series of Notes with respect to all of the Properties will be the same as the aggregate principal amount of the corresponding series of Bonds. See "STRUCTURE OF THE TRANSACTION" and "DESCRIPTION OF THE NOTES" herein.

EVENTS OF DEFAULT

     If any one or more of the following events of default under the Bond Indenture ("Bond Indenture Events of Default") shall occur:


          (i) non-payment (a) of (1) any payment of interest accrued on any of the Bonds or (2) any payment of principal due on any of the Bonds, including any Sinking Fund payment on any of the Series F or Series G Bonds, within five days after notice that the same is due; or (b) of other sums which the Issuer is obligated to pay under the Bond Indenture including any other prepayment (together with any Make-Whole Premium) within 15 days after notice that the same is due;


          (ii) default by the Issuer in the due observance or performance of any term, covenant or condition on its part to be performed under the Bond Indenture (other than a default under clause (i) above) that would have a material adverse effect on the lien of the Bond Indenture or the repayment of the Bonds, continued unremedied for a period of 30 days after notice thereof to the Issuer from the Bond Trustee or a Bond Majority in Interest, except that if any such default cannot with due diligence be cured within a period of 30 days, such default shall not be deemed to continue if the Issuer proceeds promptly and with all due diligence to cure the default and diligently completes the curing thereof;

          (iii) any of the representations or warranties made by the Issuer is found to be untrue in any material respect which would have a material adverse effect on the lien of the Bond Indenture or the repayment of the Bonds;

          (iv) a Note Indenture Event of Default (as defined herein) shall have occurred and be continuing;

          (v) the Issuer shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or it shall consent to any such relief or to the appointment of or taking of possession by any such official in any involuntary case or other proceeding commenced against it, or it shall make a general assignment for the benefit of creditors; or

          (vi) a decree or order for relief shall be entered by a court having jurisdiction over the Issuer in any involuntary case under any bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a trustee, receiver, liquidator, custodian or other similar official of the Issuer, its interest in the Note Indentures or any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain undismissed or unstayed for a period of 90 consecutive days then (except in the case of a Note Indenture Event of Default referred to in clause (iv) above of less than all of the Note Indentures, which may not be a basis to accelerate the Bonds) in any such event, the Bond Trustee may, or, upon written direction of 25% of the affected Bondholders, the Bond Trustee shall, upon notice to the Issuer (with a copy to Kmart and the Owner Trustee) accelerate the maturity of the affected Bonds; provided, however, that in the case of a Bond Indenture Event of Default set forth in clause (v) or clause (vi) above, the maturity of the Bonds shall automatically be accelerated without notice from any party to another. In such case, the unpaid principal amount of the accelerated Bonds, with accrued interest thereon, shall become immediately due and payable; provided, however, that two-thirds of the affected Bondholders may rescind such acceleration of the Bonds if such Bond Indenture Event of Default is cured.


     The determination of a Bond Indenture Event of Default shall be made separately with respect to each series of Bonds. The occurrence of a Bond Indenture Event of Default with respect to a series of Bonds by itself shall not constitute or trigger a Bond Indenture Event of Default with respect to any other series of Bonds, although the same circumstances may give rise simultaneously to Bond Indenture Events of Default for more than one series of Bonds.

     At any time after such acceleration of all of the Bonds and before any sale of the trust estate created by the Bond Indenture, or any part thereof, shall have been made pursuant to any sale as provided in the Bond Indenture, two-thirds of the affected Bondholders may rescind and annul such declaration and its consequences if: (i) there shall have been paid to or deposited with the Bond Trustee a sum sufficient to pay (a) all overdue installments of interest on all Bonds, (b) the principal and any Make-Whole Premium on any Bonds that have become due otherwise than by reason of such acceleration, and interest thereon at the respective rates provided in the Bonds for late payments of principal or any Make-Whole Premium and (c) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate specified in the Bonds; and (ii) all Bond Indenture Events of Default, other than the non-payment of the principal of Notes which have become due solely by such acceleration, have been cured or waived as provided in the Bond Indenture. No such rescission shall affect any subsequent Bond Indenture Event of Default or impair any right with respect to such subsequent Bond Indenture Event of Default.


     The Bond Trustee must notify the Bondholders within 45 days after the occurrence of any default which could become a Bond Indenture Event of Default known to it, unless it has determined (except in the case of defaults in payment of the Bonds) that withholding such notice is in the best interests of the Bondholders as provided in Section 315(b) of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Bond Indenture does not require Kmart to furnish periodic evidence of compliance with the terms of the Leases.

ENFORCEMENT OF REMEDIES

     The Bond Indenture provides that if a Bond Indenture Event of Default shall have occurred and be continuing, the Bond Trustee may exercise certain rights or remedies available to it under applicable law, including foreclosing on the lien of the Bond Indenture as against the Asset Pool that relates to the affected series of Bonds (subject to the rights of Kmart or any assignee or sublessee if no Lease Event of Default has occurred); provided, however, that if a Bond Indenture Event of Default arises solely by reason of one or more events or circumstances that constitute a Note Indenture Event of Default under fewer than all of the Note Indentures, neither the Bond Trustee nor the affected Bondholders shall be entitled to accelerate the maturity of any of the Bonds and the Bond Trustee and Bondholders shall only be entitled to exercise remedies with respect to the portion of the Note Trust Estate relating to such Note Indenture or Note Indentures and the Notes issued therefrom.

     If a Lease Event of Default shall have occurred and be continuing, the Bond Trustee as assignee of the Issuer's rights under the related Note Indenture and of the related Lease and Mortgage shall be entitled to exercise remedies afforded to the Note Trustee under the related Note Indenture, as well as the remedies afforded to the Owner Trust by the related Lease for Lease Events of Default. See "DESCRIPTION OF THE LEASES -- Events of Default" herein.

     No Bond Owner shall have any right to institute any suit, action or proceeding for the foreclosure of the lien of the Bond Indenture, for the appointment of a receiver or for the enforcement of any remedy unless a Bond Majority in Interest has directed the Bond Trustee in writing to institute such action, suit or proceeding and has offered indemnity as provided in the Bond Indenture, the Bond Trustee shall have failed to act for 30 days thereafter and no inconsistent direction shall have been received from a Bond Majority in Interest during such 30-day period. Nothing contained in the Bond Indenture, however, impairs the right of any Bond Owner to enforce the payment of the principal, interest and any Make-Whole Premium due on any Bond at or after the maturity thereof.

     The rights of the Bond Owners under the Bond Indenture are limited in certain respects. A Bond Indenture Event of Default may exist without a Lease Event of Default also existing and in such event Kmart may remain in possession of the Properties and will not be required to pay more than the amounts of rent required to be paid periodically under the Leases (in the absence of a Lease Event of Default) even if the Bonds have been accelerated. Also, it is possible that a court would not apply the measure of damages specified in the Lease in the event of a Lease Event of Default.

DISCHARGE OF LIEN

     The Bond Indenture will cease to be of further effect upon, among other things, payment in full of the principal, interest and any Make-Whole Premium due on all of the Bonds.

AMENDMENTS

     Without the consent of any of the Bondholders, each of the Issuer and the Bond Trustee shall enter into one or more supplemental Bond Indentures (each, a "Supplemental Bond Indenture"), provided that such Supplemental Bond Indentures are not inconsistent with the rights of Kmart under any Lease: to evidence the succession of another corporation to the rights, obligations and interests of Kmart or the Issuer; to subject additional property to the lien of the Bond Indenture; to modify, eliminate or add provisions of the Bond Indenture as necessary to qualify the Bond Indenture (including any Supplemental Bond Indenture) under the Trust Indenture Act; to cure any ambiguity or to correct any inconsistency in the Bond Indenture; to evidence the succession of a new Bond Trustee or Tax Administrator or to add a co-trustee or separate trustee; to make other amendments or provisions with respect to matters or questions arising under the Bond Indenture that shall not be inconsistent with the provisions of the Bond Indenture, provided that such amendment or provision shall not adversely affect in any material respect the interest of the Bondholders; or to make such other amendments or provisions as are necessary to protect the REMIC status of the REMICs.

     With the consent of a Bond Majority in Interest, the Issuer may, and the Bond Trustee shall, enter into Supplemental Bond Indentures for the purpose of adding provisions or changing the rights and obligations of the Bondholders and of the Issuer; provided, however, that no such Supplemental Bond Indenture shall
(a) be inconsistent with the rights of Kmart under any Lease or (b) without the consent of each holder of an outstanding Bond affected thereby: change the stated maturity of the principal of, or any installment of interest, or the dates or circumstances of payment of any Make-Whole Premium on any Bond, or reduce the principal amount thereof or the interest thereon or any amount payable upon the prepayment thereof, or change the circumstances for prepayment; impair the right to institute suit for the enforcement of any such payment; permit the creation of any lien prior to or pari passu with the lien of the Bond Indenture; terminate the lien of the Bond Indenture or deprive any Bondholder of the security afforded by the lien of the Bond Indenture; reduce the amounts payable under the Notes assigned to the Bond Trustee or change the time for the payment thereof so that such payments are less than the amounts necessary to pay when due the principal, interest and any Make-Whole Premium on the outstanding Bonds; reduce the percentage in principal amount of the outstanding Bonds of all series, the consent of whose holders is required to approve such Supplemental Bond Indentures or any waiver; or modify any of the provisions concerning Supplemental Bond Indentures except to further restrict such provisions. Promptly after the execution by the Issuer and the Bond Trustee of any Supplemental Bond Indenture, the Bond Trustee shall transmit a written notice, setting forth in general terms the substance of such Supplemental Bond Indenture, to all Bondholders.

THE BOND TRUSTEE

     The Bank of New York, a New York banking corporation, will act as the Bond Trustee. Kmart has and may from time to time in the future have banking relations with the Bond Trustee in the ordinary course of business.

     The Bond Indenture provides that in the case of any Bond Indenture Event of Default, the Bond Trustee will exercise such of the rights and powers vested in it by the Bond Indenture, and will use the same degree of care and skill in its exercise thereof, as a prudent person would exercise under the circumstances in the conduct of his or her own affairs. The Bond Trustee will not be liable for any error of judgment made in good faith (unless the Bond Trustee is negligent in ascertaining the pertinent facts) or any action taken or omitted to be taken by it in good faith in accordance with the direction of a Bond Majority in Interest. Subject to such provision, the Bond Trustee will be under no obligation to exercise any of the rights and powers granted it under the Bond Indenture at the direction of any Bondholder if the Bond Trustee determines in good faith that the action so directed would involve it in personal liability.

                            DESCRIPTION OF THE NOTES

     The statements under this caption are summaries of the terms of the Notes and the Note Indentures, as amended and restated concurrently with the purchase of the Interim Notes from the Initial Noteholder, and do not purport to be complete. The summaries make use of terms defined in, and are qualified in their entirety by reference to, all of the provisions of the Notes and the Note Indentures, the forms of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part. Except as otherwise indicated, the following summaries relate to the Notes and the Note Indenture relating to each Property in respect of which such Notes are to be issued.

GENERAL

     Each Note Indenture is an agreement between an Owner Trust and the Note Trustee and relates to a single Property. Seven series of Notes, each corresponding to one of the series of Bonds, have been issued under each Note Indenture. Each series of Notes will have the same maturity date, interest rate and principal amount as the Bonds of the related series. The Notes issued pursuant to each Note Indenture are secured as described below under "-- Security". The Notes, Note Indentures and Mortgages will not have cross-default or cross-collateralization provisions. So long as the Notes are subject to the lien of the Bond Indenture, the Bond Trustee shall be entitled to exercise all the rights, privileges and remedies of the holders of Notes under each Note Indenture.

     Each Owner Trust has leased its corresponding Property to Kmart. Kmart is obligated under each Lease to make Rental Payments to the related Owner Trust in amounts that will be at least sufficient to pay when due all payments required to be made on the Notes. The Notes are not direct obligations of, or guaranteed by, Kmart. Payments under the Leases in excess of the amounts necessary to make required payments on the Notes will be paid by the Bond Trustee to the Note Trustee for distribution pursuant to the appropriate Note Indenture and will not be available for distributions on the Notes or the Bonds, except that upon a
Note Indenture Event of Default, amounts received by the Bond Trustee shall be distributed to the Note Trustee, to the extent such amounts are due to it for the performance of its duties, and then to the Bondholders until they have received the full amount of principal, interest and any Make-Whole Premium due on the Notes, prior to distribution to the Note Trustee for distribution pursuant to the appropriate Note Indenture to the appropriate Owner Trustee. Excepted Payments (as defined herein) will not be available for distribution to the Bondholders. See "-- Remedies" herein. Kmart's rental obligations as lessee under each Lease will be general obligations of Kmart.

DISTRIBUTIONS ON THE NOTES

     Interest on the Notes is payable semi-annually, in immediately available funds, on the unpaid principal amount of each of the Notes at the applicable interest rate on each Payment Date, commencing January 1, 1995. Interest is calculated on the basis of a 360-day year consisting of 12 months of 30 days each. Interest payable on any Payment Date accrues on each Note from and including the previous Payment Date (or from and including the Closing Date with respect to the first Payment Date) to but excluding such Payment Date.


     Scheduled Payments of Principal. Scheduled principal payments on the Series A Notes, Series B Notes, Series C Notes, Series D Notes and Series E Notes will be payable only on the respective maturity dates of such Notes. Scheduled principal payments on the Series F Notes and Series G Notes will be payable on scheduled payment dates (the "Scheduled Payment Dates"), as set forth in the schedule attached to the related Note, and distributed on a pro rata basis. In the event of any partial prepayment of any series of Notes, the amount of each payment of such Notes (and the amount due at the stated maturity of such series of Notes) will be reduced proportionately and the schedules attached to the affected Notes will be amended.


     Prepayments of Principal with a Make-Whole Premium. The related Notes may be prepaid, in part, in the event that (i) Kmart terminates any Lease due to economic obsolescence, which termination shall not be earlier than January 1, 2004, or (ii) a Lease is terminated due to an unpermitted use of the related Property by an unrelated third party involving the mining or removal of oil, gas or minerals. See "DESCRIPTION OF THE LEASES -- Early Termination" herein. Such Notes will be prepaid on a Payment Date, provided that not less than 30 days' notice is given by first-class mail to each holder of a Note to be prepaid at its address appearing in the Note register at a price equal to the sum of (i) the principal amount thereof plus (ii) accrued interest, if any, to the date of prepayment plus (iii) the Make-Whole Premium with respect to the Notes.

     Prepayments of Principal at Par. The related Notes may be prepaid in whole, due to a condemnation or casualty described in clause (i), below, and in part, due to a partial condemnation described in clause (ii), below, on any Payment Date at a price equal to the principal amount thereof, together with accrued interest to the date of such prepayment of such prepayment, on not less than 30 days' notice by mail, upon receipt by the Note Trustee of payments (i) resulting from the termination of a Lease by Kmart in the event of a condemnation or casualty affecting all or a substantial portion of the related Property in which case the principal amount of Notes to be prepaid will be equal to the then-outstanding aggregate balances of the Notes corresponding to the Lease being terminated or (ii) in the event that a portion of such condemnation proceeds is paid to the Note Trustee pursuant to the Lease following a partial condemnation of a Property where such Lease is not terminated, in which case the principal amount of the Notes to be prepaid will equal the amount of such condemnation proceeds allocated to the Note Trustee; provided that such amount is greater than the lesser of (i) $500,000 and (ii) 10% of the purchase price of the related Property. See "DESCRIPTION OF THE BONDS -- Distributions on the Bonds -- Prepayments of Principal at Par" above.


     Prepayments of Principal Following a Note Indenture Event of Default. The related Notes may be prepaid following a Note Indenture Event of Default, as and to the extent described under "-- Remedies" below. Such prepayment will be at par, together with interest accrued to the date of prepayment, plus, under the circumstances described under such section, a Make-Whole Premium on the principal amount then due.


     Optional Prepayment. The Notes may not be prepaid at the option of the Owner Trustee or the Issuer. However, each Note is subject to repurchase by the related Owner Trustee in the event of a Note Indenture Event of Default with respect to such Note as described under "Remedies" below.

     Any prepayments on the Notes (except through the operation of the Sinking
Fund) shall be made on a pro rata basis without preference or priority of any Note over any other Note.

SECURITY

     The Notes issued by each Owner Trust will be secured primarily by (i) the related Lease Assignment, and (ii) the Mortgage on the related Property, including the rights to receive payments under the foregoing (except for Excepted Payments) and all rights (exclusive of Excepted Rights) of the Owner Trustee, now existing or hereafter arising, to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of any of the foregoing, as well as all rights, powers and remedies on the part of the Owner Trustee, now existing or hereafter arising and whether arising under any of the foregoing or by statute or at law or equity or otherwise, arising out of any Note Indenture Event of Default. Notes issued under each Note Indenture will not be secured by any of the Properties securing Notes issued under any other Note Indenture (including any other property acquired by any of the Owner Trusts).

     "Excepted Payments" include, among other things, certain indemnity payments by Kmart to the appropriate Owner Trustee or the Owner Participant, any amounts payable under any Operative Document (as defined in the Note Indentures) to pay such Owner Trustee's fee or to reimburse such Owner Trustee, the Owner Participant or their affiliates for performing or complying with any of the obligations of Kmart under any Operative Document, any payments to the Owner Participant constituting payment of the purchase price for such Owner Participant's interest in the Owner Trust, insurance proceeds (or self-insurance payments or policy deductibles) payable to such Owner Trustee or to the Owner Participant under liability insurance maintained by Kmart pursuant to the terms of such Lease, or insurance proceeds payable under policies separately maintained by the Owner Trustee or the Owner Participant in satisfaction of Kmart's obligation to maintain such insurance under the Lease, and any payments of interest to the extent attributable to the foregoing payments.

     "Excepted Rights" shall mean (i) all rights with respect to Excepted Payments of the person entitled thereto and (ii) all rights and privileges under the Granting Clause Documents (as defined in the Note Indentures) or Operative Documents expressly reserved to the appropriate Owner Trustee or the Owner Participant with the Note Trustee pursuant to clauses (aa), (bb) and (cc) of the granting clauses of the related Note Indenture for the periods specified in such
Note Indenture.

EVENTS OF DEFAULT

     The following are Events of Default under each of the Note Indentures ("Note Indenture Events of Default"):


          (i) non-payment (a) of (1) any payment of interest accrued on any of the Notes or (2) any principal payment (including any Sinking Fund payment) on any of the Notes within five days after notice that the same is due; or
     (b) of other sums that the appropriate Owner Trustee is obligated to pay thereunder, but excluding any Excepted Payments, within 15 days after notice that the same is due;


          (ii) a Lease Event of Default shall have occurred and be continuing (other than any such Lease Event of Default arising by reason of nonpayment of, or failure to perform with respect to, any Excepted Payment when due); provided that the Note Trustee or holders of Notes owning not less than a majority in aggregate principal amount of all outstanding Notes under a
     Note Indenture (a "Note Majority in Interest") have given to the appropriate Owner Trustee, by registered or certified mail, a written notice stating the Note Trustee's or such holders' intention to terminate the Lease, commence action to foreclose on the Property or exercise any other comparable remedies under the Lease at least 30 days prior to the exercise thereof;

          (iii) the related Owner Trust shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or it shall consent to any such relief or to the appointment of or taking of possession by any such official in any involuntary case or other proceeding commenced against it, or it shall make a general assignment for the benefit of creditors;

          (iv) a decree or order for relief shall be entered by a court having jurisdiction over the related Owner Trust in any involuntary case under any bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a trustee, receiver, liquidator, custodian or other similar official of such Owner Trust, its interest in the Note Trust Estate or any substantial part of the Owner Trust's property, or ordering the winding-up or liquidation of such Owner Trust or its affairs, and such decree or order shall remain undismissed or unstayed for a period of 90 consecutive days;

          (v) a default by the related Owner Trustee in the due observance or performance of any material term, covenant or condition on its part to be performed under any of the Operative Documents set forth therein (other than a default under clause (i) or (ii) above) including any failure by the related Owner Trustee to comply in any material respect with any covenant contained in subparagraphs (aa), (bb) or (cc) of the granting clause of the
     Note Indenture, continued unremedied for a period of 30 days after notice thereof from or on behalf of the Note Trustee to such Owner Trustee, except that if any such default cannot with due diligence be cured within a period of 30 days, such default shall not be deemed to continue if such default is curable and such Owner Trustee proceeds promptly and with all due diligence to cure the default and diligently completes the curing thereof within 180 days; and

          (vii) any of the representations or warranties made by the related Owner Trustee in any of the Operative Documents is found to be untrue in any material respect and any such breach impairs the lien of the Note Indenture, has a material adverse effect on the repayment of the Notes or results in a material diminution of the value of the Note Trust Estate.

REMEDIES


     Subject to certain rights of the Owner Trustee to cure certain Note Indenture Events of Default and to purchase the related Notes after the occurrence of a Note Indenture Event of Default, as set forth in the Note Indentures, during the continuance of any Note Indenture Event of Default, the Note Trustee in its discretion may (or when so directed by a Note Majority in Interest shall), or a Note Majority in Interest may, in any such case, by notice in writing to the Owner Participant and the appropriate Owner Trustee (and to the Note Trustee if given by holders of the outstanding related Notes), declare the principal of all the outstanding related Notes and the interest accrued thereon to be due and payable immediately, and thereupon the same shall become immediately due and payable together, in the case of a Note Indenture Event of Default that is a Lease Event of Default, with a Make-Whole Premium on the principal amount then due. In the event that the Owner Trustee elects to purchase the Notes after the occurrence of a Note Indenture Event of Default, the purchase price to be paid to the holders of such Notes shall not include a Make-Whole Premium. Amounts, if any, paid in respect of the acceleration of a related Note or from the Owner Trustee in respect of the purchase price of a related Note received by the Bond Trustee as pledgee of the Notes will be applied by the Bond Trustee to prepay in part the Bonds pro rata in the proportion that the principal amount of each Bond bears to the aggregate amount of all Bonds outstanding.



     At any time after such acceleration and before any sale of any portion of the collateral securing the Note Indenture, a Note Majority in Interest may rescind and annul such declaration and its consequences if: (i) there shall have been paid to or deposited with the Note Trustee a sum sufficient to pay (a) all overdue installments of interest on the related Notes, (b) the principal of and premium, if any, on any related Notes that have become due otherwise than by such acceleration and interest thereon at the respective rates provided in the Notes for late payments of principal or premium, and (c) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate of 1% per annum over the rate of interest for the related Notes; and (ii) all Events of Default, other than the non-payment of the principal of Notes that have become due solely by such acceleration, have been cured or waived by a Note Majority in Interest. No such rescission shall affect any subsequent Note Indenture Event of Default or impair any right with respect to such subsequent Note Indenture Event of Default.


ENFORCEMENT OF REMEDIES

     Subject to the limitations set forth in the Note Indentures, if a Note Indenture Event of Default that constitutes a Lease Event of Default shall have occurred and be continuing, then in every such case the Note Trustee, as assignee and mortgagee or secured party thereunder or otherwise, may, to the extent permitted by applicable law, exercise any or all of the rights and powers and pursue any or all of the remedies under the related Lease, Mortgage, Note Indenture and the Granting Clause Documents and, in connection therewith, may take possession of all or part of the related Note Trust Estate and may exclude the appropriate Owner Trustee and Kmart (provided that a Lease Event of Default has occurred and is continuing) and, to the extent permitted by applicable law, all persons claiming under either of them wholly or partly therefrom; provided, however, that, notwithstanding any provision herein to the contrary, the Note Trustee shall not exercise any remedies against the related Note Trust Estate unless a declaration of acceleration of the Notes has been made. Any provision of the Lease, the Note Indentures or any other Operative Document to the contrary notwithstanding, the Note Trustee shall not foreclose the lien of the
Note Indenture or of the Mortgage or otherwise exercise remedies that would result in the exclusion of the appropriate Owner Trustee from the Note Trust Estate, the Property or any substantial part of either as a result of any Note Indenture Event of Default that arises solely by reason of one or more events or circumstances that constitute a Lease Event of Default, unless the Note Trustee has taken or is concurrently taking action under the applicable Lease to dispossess Kmart, to terminate the applicable Lease or to effect any comparable remedy thereunder.

     Upon the occurrence and continuation of any Note Indenture Event of Default, the Note Trustee may, and upon the request of a Note Majority in Interest shall, (i) direct payment to it of all monies and enforce any agreement or undertaking constituting a part of the related Note Trust Estate by any action, suit, remedy or proceeding authorized or permitted by the related Note Indenture or by law or by equity, and whether for the specific performance of any agreement contained in such Note Indenture or for an injunction against the violation of any of the terms thereof, (ii) enforce the liens and security interests (a) granted by such Note Indenture on all or any part of the related Note Trust Estate and (b) on all collateral securing the Notes by foreclosure, a sale or action on the Notes or any other remedy available to it under applicable law (subject to the rights of Kmart under the Lease) and (iii) sell, assign, transfer and deliver, from time to time to the extent and in the manner permitted by applicable law, all or any part of the related Note Trust Estate or any interest therein, on such terms as the Note Trustee, in its discretion as attorney-in-fact, may determine, or as may be required by applicable law. The Note Trustee and any of the holders of the Notes may purchase property sold out of the Note Trust Estate at any of the foregoing sales and may, if permitted by applicable law, make a credit bid therefor in an amount of up to the aggregate amount of all sums due under their respective Notes and the Note Indenture (including, in the case of the Note Trustee, a credit bid therefor in an amount of up to the aggregate amount due with respect to all of the outstanding Notes).

     The Note Trustee may exercise any other right or remedy that may be available to it under applicable law or proceed by appropriate court action to enforce the terms of the Note Indentures or to recover damages for the breach thereof. So long as the Issuer is the registered holder of any Note, none of the Note Trustee, the Owner Trustee, or the Owner Participant will be authorized or empowered to acquire title to any portion of the Note Trust Estate or to take any action with respect to all or any portion of the Note Trust Estate if such acquisition or action would cause any of the REMICs to fail to qualify as a "real estate mortgage investment conduit" for federal income tax purposes.

     Upon the request of a Note Majority in Interest, the Note Trustee shall waive any past defaults that could result in a Note Indenture Event of Default and their consequences and upon any such waiver such defaults shall cease to exist, and any Note Indenture Events of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other default or impair any right with respect to such subsequent or other default; provided, however, that in the absence of written instructions from the holders of all related Notes then outstanding, the Note Trustee shall not waive any such default in the payment of the principal, interest, any Make-Whole Premium or other amounts due under, any related Note then outstanding, or in respect of a covenant or provision thereof that cannot be modified or amended without the consent of each holder of a related Note.

     In the event of any default by Kmart in the payment of any installment of basic rent the appropriate Owner Trustee or the Owner Participant, without the consent of the Note Trustee or any holder of the Notes, may pay to the Note Trustee a sum equal to the amount of all (but not less than all) principal and interest as shall then be due and payable on the Notes secured by the related Property, together with any interest on account of such payment being overdue. However, the prior sentence shall not apply to any default by Kmart in the payment of any installment of basic rent due under the Lease, if default by Kmart in the payment of three or more consecutive installments of basic rent, or in the payment of a total of six or more installments of basic rent, shall have been cured by the appropriate Owner Trustee or the Owner Participant pursuant to the foregoing sentence. In the event that such Owner Trustee or the Owner Participant shall pay such amounts to the Note Trustee in satisfaction of Kmart's obligation, no Note Indenture Event of Default has occurred and is continuing and in the event that Kmart subsequently pays such amounts to the Note Trustee, the Note Trustee will release such amounts received from Kmart to the Owner Trustee or the Owner Participant. In the event of any default by Kmart in the performance of any obligation under the corresponding Lease (other than the obligation to make Rental Payments) or any other Operative Document, the appropriate Owner Trustee or the Owner Participant, without the consent of the Note Trustee or any holder of the Notes, may exercise rights under the corresponding Lease to perform such obligation on behalf of Kmart. Solely for the purpose of determining whether there exists a Note Indenture Event of Default, (i) any such payment by such Owner Trustee or the Owner Participant shall be deemed to remedy any default by Kmart in the payment of Rental Payments theretofore due and payable and to remedy any default by such Owner Trustee in the payment of any amount due and payable under the related Notes and (ii) any such performance by such Owner Trustee or the Owner Participant of any obligation of Kmart under such Lease or other related Operative Document shall be deemed to remedy any default by Kmart in the performance of such obligation and to remedy any related default by the Owner Trustee under the related Note Indenture.

DISCHARGE OF LIEN

     Each Note Indenture will cease to be of further effect when, among other things, (i) the principal, interest and any Make-Whole Premium on all related Notes has been paid, (ii) all related Notes have been delivered to the Note Trustee for cancellation, or (iii) the relevant Owner Trust has deposited with the Note Trustee in trust an amount sufficient to pay such Notes, including principal, interest and any Make-Whole Premium to the date of such maturity or redemption, together with all other sums then due and payable thereunder.

LIMITATION OF LIABILITY

     The Notes are not direct obligations of, or guaranteed by, Kmart. None of the Owner Trusts, the Owner Trustees, the Owner Participant or the Note Trustee, or any affiliate thereof, shall be personally liable to any holder of a Note or to the Note Trustee for any amounts payable under the Notes or for any liability under such Note Indenture. All payments of principal, interest and any Make-Whole Premium on the Notes issued with respect to any Property (other than payments made in connection with a purchase of Notes by the Owner Participant) will be made only from the assets subject to the lien of the Note Indenture or the income and proceeds received by the Note Trustee therefrom (including Rental Payments payable by Kmart under the related Lease).

AMENDMENTS

     With the consent of a Note Majority in Interest, by directive delivered to the Owner Trustee, Kmart and the Note Trustee, the Owner Trustee may, and the Note Trustee shall, enter into one or more supplemental Note Indentures (each, a "Supplemental Note Indenture") for the purpose of adding provisions or changing the rights and obligations of the holders of the related Notes and of the Owner Trustee under the Note Indenture; provided, however, that no such Supplemental
Note Indenture shall (i) be inconsistent with the rights of Kmart under the Lease or (ii) without the consent of the holder of each outstanding Note affected thereby: change the stated maturity or any date for payment of the principal of, or any installment of interest on, or the dates or circumstances of payment of the Make-Whole Premium, if any, on, any Note; reduce the principal amount, interest on or any amount payable upon the prepayment of any Note, or change the circumstances for prepayment thereof; impair the right to institute suit for the enforcement of any such payment; permit the creation of any lien prior to or pari passu with the lien of the Note Indenture; terminate the lien of the Note Indenture; deprive any holder of any Note of the security afforded by the lien of the Note Indenture; terminate the Lease; reduce the amounts payable under the Lease or change the time for the payment thereof so that such payments are less than the amounts necessary to pay when due the principal, interest and any Make-Whole Premium on the outstanding Notes; reduce the percentage in principal amount of the outstanding Notes of all series, the consent of whose holders is required for any such Supplemental Note Indenture, or the consent of whose holders is required for any waiver; modify any of the provisions with respect to Supplemental Note Indentures, except to further restrict such provisions; or cause any Note to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code with respect to the related REMIC. Promptly after the execution of any such Supplemental Note Indenture, the Note Trustee shall transmit a written notice to each holder of a related Note setting forth in general terms the substance of such Supplemental Note Indenture.

     Without the consent of any of the holders of the related Notes, each of the Owner Trustee and the Note Trustee shall enter into one or more Supplemental
Note Indentures, provided such Supplemental Note Indenture (i) is not inconsistent with the rights of Kmart under the Lease or (ii) except with the consent of the holders of all related Notes then outstanding if as a result thereof the amounts payable to the Owner Trustee under the Lease and assigned to the Note Trustee hereunder shall not be sufficient to pay when due the principal of, premium, if any, and interest on all outstanding Notes, for the following purposes: to evidence the succession of another corporation to the rights, interests and obligations of Kmart or to evidence the succession of another corporation to the rights, interests and obligations of the Owner Trustee under the related Note Indenture and the related Notes; to subject additional property to the lien of the Note Indenture; to modify, eliminate or add to the provisions of the Note Indenture to such extent as shall be necessary to qualify the Note Indenture (including any Supplemental Note Indenture) under the Trust Indenture Act of 1939; to cure any ambiguity or correct any inconsistency in such Note Indenture; to evidence the succession of a new Note Trustee thereunder or add a co-trustee or separate trustee; to make any other amendments or provisions with respect to matters or questions arising under the Note Indenture which shall not be inconsistent with the provisions of the Note Indenture, provided that such amendment or provision shall not adversely affect in any material respect the interest of the holders of the related Notes; or to make such other amendments or provisions as are necessary to protect the REMIC status of the REMICs.

THE NOTE TRUSTEE

     The Bank of New York, a New York banking corporation, will act as Note Trustee. Kmart has and may from time to time in the future have banking relations with the Note Trustee in the ordinary course of business.

     The Note Indenture provides that in the case of any Note Indenture Event of Default, the Note Trustee will exercise such of the rights and powers vested in it by the Note Indenture, and will use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of his or her own affairs. The Note Trustee will not be liable for any error of judgment made in good faith (unless the Note Trustee is negligent in ascertaining the pertinent facts) or any action taken or omitted to be taken by it in good faith in accordance with the direction of a Note Majority in Interest. Subject to such provision, the Note Trustee will be under no obligation to exercise any of the rights and powers granted it under the Note Indenture at the request of any holder of the Notes if the Note Trustee determines in good faith that such action would involve it in personal liability.

     The Note Trustee may rely upon, and shall be protected in acting or refraining from acting in reliance upon, any paper or document delivered to it as being genuine and as having been signed or presented by the proper party or parties. The Note Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Note Indenture at the request or direction of any of the holders of the Notes unless such holders shall have offered to the Note Trustee reasonable security or indemnity (including, without limitation, the advancement of monies for out-of-pocket costs) against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Note Trustee shall not be bound to make any investigation into the facts or matters stated in any document but may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit. If the Note Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the relevant books, records and premises of the appropriate Owner Trustee, personally or by agent or attorney. The Note Trustee may execute any of the trusts or powers under the Note Indenture or perform any duties thereunder either directly or indirectly or by or through agents or attorneys, and the Note Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Offered Bonds. The discussion does not purport to deal with the federal income tax consequences to all categories of investors, some of which may be subject to special rules. The discussion focuses primarily on investors who will hold the Offered Bonds as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Investors should note that, although final regulations recently were released under the REMIC provisions of the Code (the "REMIC Regulations") by the United States Treasury Department (the "Treasury"), no currently effective regulations or other administrative guidance has been issued with respect to certain provisions of the Code that are or may be applicable to the Offered Bonds. Furthermore, the REMIC Regulations do not address many of the issues that arise in connection with the formation and operation of a REMIC. In addition, substantial uncertainty exists with respect to the application to the Offered Bonds of the guidance provided by the Treasury on original issue discount ("OID"). Hence, definitive guidance cannot be provided with respect to many aspects of the tax treatment of the Offered Bonds. Moreover, the summary is based on current law, and there can be no assurance that the Internal Revenue Service (the "IRS") will not take positions that would be materially adverse to investors. Finally, the summary does not purport to address the anticipated state or local income tax consequences to investors of owning and disposing of the Offered Bonds. Consequently, investors should consult their own tax advisors in determining the federal, state or local, foreign, and any other tax consequences to them of the purchase, ownership, and disposition of the Offered Bonds.

     For purposes of this discussion under "Certain Federal Income Tax Considerations," the term "Bonds" refers to the Offered Bonds only. The Issuer also is issuing the Series AR, BR, CR, DR, ER, FR, and GR Bonds (the "Residual Bonds"), which represent certain interests in the Asset Pools to which they relate but which do not have stated principal balances or interest entitlements. The Residual Bonds are not offered hereby. The term "Bonds" as used in the following discussion does not include the Residual Bonds.

REMIC QUALIFICATION

     Elections will be made to treat each of seven separate Asset Pools as separate real estate mortgage investment conduits ("REMICs") for federal income tax purposes (the "Pool A REMIC," the "Pool B REMIC," the "Pool C REMIC," the "Pool D REMIC," the "Pool E REMIC," the "Pool F REMIC," and the "Pool G REMIC"). Each Asset Pool, and thus each REMIC, will consist principally of the Notes of the same alphabetical designation. Thus, for example, the Pool A REMIC will be formed from the Asset Pool consisting principally of the Series A Notes. Hunton & Williams, special tax counsel, will deliver its opinion on the Closing Date, subject to the assumptions and representations set forth therein, that the Asset Pools will qualify as REMICs and that the Bonds of the Series designated as A, B, C, D, E, F or G will constitute "regular interests" in their respective REMICs for federal income tax purposes.

     In order for an Asset Pool to be eligible for REMIC status, substantially all of the assets of the Asset Pool must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the closing date and at all times thereafter (the "Asset Qualification Test"). A REMIC will be deemed to satisfy the Asset Qualification Test if no more than a de minimis amount of its assets (i.e., assets with an aggregate adjusted basis that is less than one percent of the aggregate adjusted basis of all the REMIC's assets) are assets other than qualified mortgages and permitted investments. A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the closing date or purchased by the REMIC pursuant to a fixed price contract within a three-month period thereafter. Because the Notes are principally secured by the related Properties and will be acquired by the REMICs on the Closing Date, they will be considered "qualified mortgages" for purposes of the REMIC Provisions of the Code.

     Permitted investments include cash-flow investments, foreclosure property, and qualified reserve assets. Cash-flow investments are investments of amounts received with respect to qualified mortgages for a temporary period (not to exceed 13 months) before distribution to holders of regular or residual interests in the REMIC. The cash flow and investment procedures to be followed under the Bond Indenture with respect to each REMIC will be structured to meet the requirements for cash-flow investments. Foreclosure property generally is property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage. Foreclosure property may not be held for more than two years, unless it is established to the satisfaction of the Treasury that an extension of the two-year period is necessary for the orderly liquidation of the foreclosure property. The Treasury may grant one or more extensions, but any such extension will not extend the grace period beyond the date that is six years after the date such foreclosure property is acquired. Qualified reserve assets are intangible investment assets (other than REMIC residual interests) that are part of a reasonably required reserve (a "Qualified Reserve Fund") maintained by the REMIC to provide for full payment of expenses of the REMIC or amounts due on the regular interests in the event of defaults or delinquencies on qualified mortgages, lower than expected returns on cash-flow investments, or interest shortfalls on qualified mortgages caused by prepayments of those mortgages. Each Asset Pool may contain a reserve fund for payment of the expenses of the related REMIC (although the assets of such funds cannot be used for the payment of principal of and interest on the Bonds). Any such reserve fund will be designed to be a Qualified Reserve Fund.

     In addition to the foregoing asset qualification requirements, the various interests in a REMIC also must satisfy certain conditions. Each of the interests in a REMIC must be issued on the Closing Date (or within a specified 10-day period) and belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions are made pro rata. A REMIC interest qualifies as a regular interest if (i) it is issued on the startup day with fixed terms, (ii) it is designated as a regular interest, (iii) it entitles its holder to a specified principal amount and (iv) if it pays interest, which such interest either (a) constitutes a specified non-varying portion of the interest on one or more of the REMICs' qualified mortgages, (b) is payable at a fixed rate with respect to the principal amount of the regular interest or (c) to the extent permitted under the REMIC Regulations, is payable at a variable rate with respect to such principal amount. Interest is payable at a single fixed rate on the Bonds. Although the Make-Whole Premium potentially is payable with respect to the Bonds, the REMIC Regulations provide that the payment on REMIC interests of customary prepayment penalties received by the REMIC on its mortgage loans does not prevent such interests from meeting the definition of REMIC regular interests. Based on inquiries into the customary practices in the lending market for long-term, fixed-rate commercial mortgage loans, the Issuer believes that the Make-Whole Premium is a customary prepayment penalty.

     Each series of Offered Bonds will constitute a single class of "regular interests" in the REMIC of the same alphabetical designation, and each series of the Residual Bonds relates to a single REMIC. Thus, each of the REMICs will have a single class of regular interests and a single class of residual interests.

STATUS OF REGULAR BONDS FOR VARIOUS PURPOSES

     Bonds held by a Thrift Institution will constitute "qualifying real property loans" within the meaning of Code Section 593(d)(1) to the extent and in the same proportion that the assets of the related REMIC would be so treated. Bonds held by a REIT will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest on the Bonds will be considered "interests on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) to the extent that and in the same proportion that, for both purposes, the assets and income of the assets of the related REMIC qualify for each of the foregoing treatments. If 95 percent or more of the assets of a REMIC constitute qualifying assets for Thrift Institutions and REITs, the related Bonds will qualify for the corresponding status in their entirety. It is anticipated that 95 percent or more of the assets of the REMICs will constitute such qualifying assets. Bonds held by a RIC will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i), nor will they constitute assets set forth in Code
Section 7701(a)(19)(C) for domestic building and loan associations. Bonds held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

EFFECT OF REMIC DISQUALIFICATION

     If a REMIC failed to comply with one or more of the ongoing requirements of the Code for REMIC status during one taxable year, the REMIC would not be treated as a REMIC for such year and thereafter. If the REMIC status of an Asset Pool were lost, the treatment of the Asset Pool and the related Bonds for federal income tax purposes would be uncertain. The former REMIC might be entitled to treatment as a grantor trust under the Code, in which case no entity-level tax would be imposed on the former REMIC. However, there can be no assurance that, in the event of REMIC disqualification, each Asset Pool or the assets of the Issuer would not be treated as a taxable mortgage pool under Code
Section 7701(i) or an association taxable as a corporation, in which case part or all of the income derived from the Notes likely would be subject to corporate income tax before any distributions could be made to Bond Owners. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of a REMIC would occur absent regulatory relief. Such regulations have not yet been issued. Investors should be aware that any relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

REMIC-LEVEL TAXES

     Income from the "prohibited transactions" of a REMIC are taxed directly to the REMIC at a 100% rate. Net income from one prohibited transaction may not be offset by losses from other prohibited transactions. Prohibited transactions generally include: (i) the disposition of qualified mortgages other than pursuant to (a) the repurchase of a defective mortgage, (b) the substitution for a defective mortgage within two years of the Closing Date, (c) a substitution for any qualified mortgage within three months of the Closing Date, (d) the foreclosure, default, or imminent default of a qualified mortgage, (e) the bankruptcy or insolvency of the REMIC or (f) a qualified liquidation of the REMIC; (ii) the receipt of income from assets that are not the type of mortgages or investments that a REMIC is permitted to hold; (iii) the receipt of compensation for services by the REMIC; and (iv) the receipt of gain from disposition of cash-flow investments other than pursuant to a qualified liquidation of the REMIC. A disposition of a qualified mortgage or cash-flow investment will not give rise to a prohibited transaction, however, if the disposition is required to prevent default on a regular interest resulting from a default on one or more of the REMIC's qualified mortgages. The REMIC Regulations also provide that the modification of a mortgage loan generally will not be treated as a disposition of that loan if it is occasioned by a default or a reasonably foreseeable default, an assumption of the mortgage loan, or the waiver of a due-on-sale or encumbrance clause.

     In addition, a REMIC generally is subject to tax at a 100% rate on any contribution to the REMIC after the Closing Date unless such contribution is a cash contribution that (i) takes place within the three-month period beginning on the Closing Date, (ii) is made to facilitate a qualified liquidation, (iii) is a payment in the nature of a guarantee, (iv) constitutes a contribution by the holders of the Residual Bonds to a Qualified Reserve Fund for the payment of REMIC expenses or (v) is otherwise permitted by Treasury regulations yet to be issued. The structure and operation of the REMICs generally will be designed to avoid the imposition of both the 100% tax on contributions and the 100% tax on prohibited transactions.

     To the extent that a REMIC derives certain types of income from foreclosure property (generally, income relating to dealer activities of the REMIC), it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any of the REMICs will receive significant amounts of such income.

CURRENT INCOME ON THE BONDS

General

     The Bond Trustee will report annually to the IRS and to Bondholders of record with respect to income accrued on the Bonds. In doing so, the Bond Trustee will rely on determinations of income made by the Tax Administrator.

Accrual of Income

     Overview. The amount of income recognized in any period by the original purchaser of a Bond will equal the amount of interest accrued on such Bond in accordance with its terms. Bond Owners must use the accrual method of accounting with respect to their income on the Bonds, even if they otherwise use the cash method.

     Under Code Section 1272(a)(6), which applies to the Bonds, the income accrual on such Bonds is determined under a constant yield method that reflects compounding and that takes into account the prepayment rate for the Notes assumed in pricing the Bonds (the "Pricing Prepayment Assumption"). As a technical matter, the income on a Bond may be characterized as OID income rather than interest income, because of the possibility that the Make-Whole Premium will be paid on the Bonds. However, the prepayment assumption used in pricing the Bonds reflects the expectation that no prepayments would occur on the Notes. Therefore, the Tax Administrator does not intend to take into account any projected payments arising from a Make-Whole Premium in computing the yield on a Bond. Consequently, the yield that the Tax Administrator will use in reporting the taxable income on a Bond will equal its stated rate of interest. If a Make-Whole Premium becomes payable, the Bond Owner must include such premium in its taxable income on the date on which the fact and amount of such Make-Whole Premium is determinable.

     The Treasury recently issued new final regulations relating to OID (the "Final Regulations"), replacing a set of proposed regulations issued in 1992. The Final Regulations are effective for instruments issued on or after April 4, 1994. The Final Regulations do not provide guidance directly applicable to instruments, such as the Bonds, that are governed by Code section 1272(a)(6). Nonetheless, under the Final Regulations, the Bonds (i) could be considered as issued with OID equal to the difference between the issue price of such Bonds and the total amount of payments (including both principal and interest) expected to be received thereon and (ii), as a technical matter, would be subject to the rules applicable to instruments providing for contingent payments.

     The Final Regulations did not replace existing proposed regulations dating from 1986 that relate to the treatment of contingent payments (the "Original Contingent Payment Rules"). The Treasury has released new proposed regulations relating to the accrual of income on debt instruments that provide for one or more contingent payments (the "Unofficial Contingent Payment Regulations"). Although the Unofficial Contingent Payment Regulations were intended to replace the Original Contingent Payment Rules, the Unofficial Contingent Payment Regulations were withheld from publication pursuant to a request issued by President Clinton to allow for review by appropriate officials appointed by the Clinton administration. Because the Unofficial Contingent Payment Regulations were withdrawn in January 1993 and to date have not yet been formally issued, there can be no assurance that the Unofficial Contingent Payment Regulations will be issued in their original form. However, assuming that the Bonds are sold at par, the income of an original purchaser of a Bond in any period should be the same under both the Unofficial Contingent Payment Regulations and the Original Contingent Payment Rules.

     Subsequent Owners. Under current law, a subsequent purchaser could acquire a Bond with market discount or amortizable premium. For purposes of determining market discount or amortizable premium, the Original Contingent Payment Rules provide that the Make-Whole Premium be separated from the remainder of the Bond (the "Non-Contingent Component"). If a subsequent purchaser were to acquire a Bond for less than its outstanding principal balance, it would be treated as having acquired the Non-Contingent Component with market discount. Market discount would accrue currently at a constant yield based on the Pricing Prepayment Assumption, but would be included in such purchaser's income in a particular period only to the extent that such purchaser receives principal payments in such period. If a subsequent purchaser were to acquire a Bond for a price greater than its outstanding principal balance, it would be deemed to have acquired the Non-Contingent Component with amortizable premium, which it could use to offset its interest income over the life of the Bond. Such premium would accrue under the constant yield method, based on the Pricing Prepayment Assumption. Under the Original Contingent Payment Rules, a subsequent purchaser of a Bond would include any Make-Whole Premium in its taxable income when the fact and amount of the Make-Whole Premium became determinable, regardless of whether it had acquired the Bond with market discount or amortizable premium.

     Under the Unofficial Contingent Payment Regulations, a subsequent Bond Owner would be treated, for purposes of computing its income thereon, as if it were an initial purchaser, and neither the market discount nor the amortizable premium rules would apply. However, because the Unofficial Contingent Payment Regulations would be inconsistent with current law with respect to the treatment of market discount and amortizable premium, it is not anticipated that such Regulations, if finalized, would apply retroactively.

     In view of the complexities and current uncertainties as to income inclusions with respect to the Bonds, particularly with respect to the contingent payment accounting rules that might apply, each investor should consult its own tax advisor to determine the appropriate amount and method of income inclusion on such Bonds for federal income tax purposes.

GAIN OR LOSS ON DISPOSITION

     If a Bond is sold, the Bond Owner thereof will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Bond. The adjusted basis of a Bond generally will equal its cost to the Bond Owner, increased by any OID or market discount previously includible in such Bond Owner's gross income with respect to the Bond (including any interest income technically characterized as OID), and reduced by the portion of the basis of the Bond allocable to payments on the Bond previously received by such Bond Owner. Under current law, any gain on the sale of a Bond would be ordinary income to the extent of accrued but unrecognized market discount but otherwise would be capital gain to a Bond Owner who holds such Bond as a capital asset. Any gain on the sale or disposition of a Bond generally would be treated as ordinary interest income under the Unofficial Contingent Payment Regulations, but, since such regulations would be inconsistent with current law with respect to the characterization of gain, such Regulations, if finalized, would not be expected to apply retroactively to the Bonds. Any loss on the disposition of a Bond generally would be a capital loss to a Bond Owner who holds such Bond as a capital asset. However, any gain or loss on the disposition of a Bond by a Bond Owner that is a bank, thrift, or similar institution described in Code Section 582 would be treated as ordinary gain or loss.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     Bond Owners that are individuals, estates, or trusts, including those that own such Bonds indirectly through certain pass-through entities, will be subject to limitations with respect to certain itemized deductions described in Code
Section 67, to the extent that such deductions, in the aggregate, do not exceed two percent of the holder's adjusted gross income. Because each of the REMICs will be considered as a "single-class REMIC" under temporary Treasury regulations, each Bond Owner will be allocated a share of the related REMIC's "allocable investment expenses", which will be subject to those limitations. Those expenses will consist principally of the fees paid to the Bond Trustee and the Tax Administrator (insofar as such fees are attributable to the related REMIC) but also may include extraordinary expenses of the related REMIC if such expenses arise. The Bond Trustee or the Tax Administrator will provide each Bond Owner with an annual statement indicating such Bond Owner's proportionate share of the expenses of the Bond Trustee and the Tax Administrator under the Bond Indenture. To the extent that the income reported to the Bond Owner was grossed up for such expenses, the Bond Owner may deduct its share of such expenses subject to the limitations described in this paragraph. To the extent that the income reported to the Bond Owner was net of such expenses, the Bond Owner will be required to increase its taxable income by expenses disallowed under such limitations. Furthermore, itemized deductions of individual Bond Owners will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return for taxable year 1991 and adjusted for inflation each year thereafter) or (ii) 80% of such itemized deductions otherwise allowable. As a result, such Bond Owners may have aggregate taxable income in excess of the aggregate amount of interest payments received on their Regular Bonds. Investors who are individuals, trusts, or estates should consult their own advisors as to the suitability of an investment in the Regular Bonds.

ADMINISTRATIVE MATTERS

     The Tax Administrator will prepare the required federal, state, and local income tax and information returns for the REMICs, which will be filed by the Issuer. The REMICs will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit by the IRS in a unified administrative proceeding. The Tax Administrator will hold a Residual Bond in each REMIC and will act as the REMIC's "tax matters person" to represent that REMIC as a whole for certain administrative and judicial purposes. If the Tax Administrator is unable to fulfill its duties as tax matters person and fails to designate a successor, the holder of the largest Percentage Interest of the Residual Bonds relating to a particular REMIC shall become the successor tax matters person of such REMIC.

TAXATION OF CERTAIN FOREIGN INVESTORS

     Income on Bonds of Bond Owners who are "non-U.S. persons" (as defined below) generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such foreign person (i) is not a "10-percent shareholder" in the Issuer within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) that is related to the Issuer and (ii) provides the Bond Trustee or the person who otherwise would be required to withhold tax from such income (the "Withholding Agent") with an Internal Revenue Service Form W-8 or a substitute statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Bond is a non-U.S. person (a "Foreign Person Certification"). If a Foreign Person Certification is not provided, a 30% withholding tax will apply unless it is reduced or eliminated pursuant to an applicable tax treaty or unless the income on the Regular Bond is effectively connected with the conduct of a trade or business within the United States by such non-U.S. person. In the case of an applicable tax treaty, the Bond Owner must provide the Withholding Agent with an Internal Revenue Service Form 1001 and will be subject to United States federal income tax withholding except as provided by such treaty. In the case where the income on a Bond is effectively connected with the conduct of a United States trade or business, the Bond Owner must provide the Withholding Agent with an Internal Revenue Service Form 4224 and will be subject to United States federal income tax at regular rates. For the purposes of this discussion, the term "non-U.S. person" means any person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to United States federal income tax regardless of the source of its income.

     Recently enacted tax legislation denies portfolio interest treatment to certain types of contingent interest. That legislation should not apply to Make-Whole Premiums received by a non-U.S. person, based upon an exception for contingent payments the amount of which is determined with reference to the current yield on publicly traded property. However, the scope of the new legislation is not entirely clear. Investors who are non-U.S. persons should consult their own tax advisors regarding the specific tax consequences to them of potential Make-Whole Premium payments with respect to a Bond.

BACKUP WITHHOLDING

     Under federal income tax law, a Bond Owner may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to a Bond Owner that is a United States person if the Bond Owner, among other things, (i) fails to furnish its social security number or other taxpayer identification number ("TIN") to the Withholding Agent, (ii) furnishes the Withholding Agent with an incorrect TIN, (iii) fails to report properly interest and dividends or
(iv) under certain circumstances, fails to provide the Withholding Agent with a certified statement, signed under penalties of perjury, that the TIN provided to the Withholding Agent is correct and that the Bond Owner is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a Bond Owner that is a foreign person if the Bond Owner fails to provide the Withholding Agent with a Foreign Person Certification. Backup withholding applies to "reportable payments", which include, in the case of the Bonds, all payments to the extent of accrued OID, as well as distributions of proceeds from a sale of the Bonds. The backup withholding rate is 31%. Backup withholding, however, does not apply to payments on a Bond made to certain exempt recipients, such as tax-exempt organizations, and to certain non-U.S. persons. Bond Owners should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Bond.

     DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE BONDS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE BONDS.

                              ERISA CONSIDERATIONS

     ERISA imposes certain restrictions on employee benefit plans subject thereto ("Plans"), and on persons who are parties in interest or disqualified persons with respect to such Plans, that may apply to a Plan's proposed investment in the Bonds. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code Section 410(d)), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Bonds without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     Any Plan fiduciary that proposes to cause a Plan to acquire any of the Bonds should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Bonds.

     The U.S. Department of Labor has granted to Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc. (collectively the "Underwriter") administrative exemptions (Prohibited Transaction Exemption 90-24; Exemption Application No. D-8019, 55 Fed. Reg. 20,548 (1990)(Morgan Stanley); Prohibited Transaction Exemption 90-30, Exemption Application No. D-8207, 55 Fed. Reg. 21,461 (1990)(Bear, Stearns)) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Code Section 4975 with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates denominated as debt instruments representing interests in a REMIC trust such as the Asset Groups (as defined and established in the Bond Indenture), that are issued by and are debt obligations of REMICs consisting of certain receivables, loans and other obligations ("Collateral") that meet the conditions and requirements of the Exemption. The Exemption covers collateral such as the Notes.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

          (i) the acquisition of the Bonds by a Plan is on terms (including the price for the Bonds) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (ii) the rights and interests evidenced by the Bonds acquired by the Plan are not subordinated to the rights and interests evidenced by other Bonds;

          (iii) the Bonds acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from any of S&P, Moody's, D&P or Fitch Investors Service, Inc. ("Fitch");

          (iv) the Bond Trustee must not be an affiliate of any member of the Restricted Group (as defined below);

          (v) the sum of all payments made to and retained by the Underwriter in connection with the distribution of the Bonds represents not more than reasonable compensation for underwriting the Bonds; the sum of all payments made to and retained by the Issuer pursuant to the Note Assignment represents not more than the fair market value of such collateral; and the sum of all payments made to and retained by the Note Trustee and Bond Trustee represent not more than reasonable compensation for such persons' services under the respective indenture and reimbursements of their respective reasonable expenses in connection therewith; and

          (vi) the Plan investing in the Bonds is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

          It is a condition to the issuance of the Bonds offered hereby that they be rated at least "A3" by Moody's, "BBB+" by S&P and "A-" by D&P. The ratings by Moody's and D&P would be in one of the three highest generic rating categories by such respective rating agencies, while the rating by S&P would be lower than one of the three highest rating categories of such rating agency.

     Each REMIC must also meet the following requirements:

          (i) the REMIC's assets must consist solely of assets of the type that have been included in other investment pools;

          (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of Bonds; and

          (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Bonds.

     Moreover, the Exemption may provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least 50 percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50 percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the Collateral contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed 25 percent of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than 25 percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. Such relief under the Exemption is not available for Plans sponsored by the Issuer, the Underwriter, the Bond Trustee, the Note Trustee, any obligor with respect to Notes pledged to any of the REMICs constituting more than five percent of the aggregate unamortized principal balance of the assets of any of the REMICs, or any affiliate of such parties (the "Restricted Group").

     Kmart believes that the conditions of the Exemption within its control will be satisfied with respect to the purchase of the Bonds by Plans. Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption or any other regulatory or administrative exemption from the prohibited transaction provisions of ERISA and the Code (including, but not limited to, the classification of the Bonds as debt and not equity for purposes of regulations under ERISA defining the term "plan assets"), and the potential consequences in their specific circumstances, prior to making an investment in the Bonds. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Bonds is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                  UNDERWRITING

     Under the terms of and subject to the conditions contained in the Underwriting Agreement, Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc. (the "Underwriters") have severally agreed to purchase from the Issuer the percentage of the Bonds and the aggregate principal amount of the Bonds, in each case as set forth opposite its name below.


                                                            PERCENTAGE OF
                                                              AGGREGATE         TOTAL AGGREGATE
                                                         PRINCIPAL AMOUNT OF    PRINCIPAL AMOUNT
                         UNDERWRITER                         EACH SERIES            OF BONDS
        ----------------------------------------------   -------------------    ----------------
        Morgan Stanley & Co. Incorporated.............            50%             $ 87,750,000
        Bear, Stearns & Co. Inc. .....................            50                87,750,000
                                                                 ---            ----------------
             Total....................................           100%             $175,500,000
                                                         ==============          =============


     The Underwriting Agreement provides that the obligation of the Underwriters to pay for and accept delivery of the Bonds is subject to, among other things, the approval of certain legal matters by counsel and certain other conditions. The Underwriters are obligated to take and pay for all of the Bonds to be purchased by them if any are taken.

     The Underwriters propose initially to offer all or part of the Bonds directly to the public at the public offering price per Bond designation set forth on the cover page of this Prospectus and may offer a portion of the Bonds to dealers at a price which represents a concession not in excess of the amounts set forth below for the respective designations of Bonds. The Underwriters may allow, and such dealers may reallow, a concession not in excess of the amounts set forth below for the respective designations of Bonds to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.


                             BOND                         CONCESSION             REALLOWANCE
                          DESIGNATION                     TO DEALERS             CONCESSION
        -----------------------------------------------   ----------             -----------
        Series A.......................................      1.00%                   0.50%
        Series B.......................................      1.50                    0.75
        Series C.......................................      2.00                    1.00
        Series D.......................................      2.50                    1.25
        Series E.......................................      3.00                    1.50
        Series F.......................................      4.00                    2.50
        Series G.......................................      5.00                    2.50



     The Owner Participant has made available an amount equal to 2.0% of the purchase price paid by the Owner Trusts to acquire their respective interests in the Properties, a portion of which was used to pay certain transaction expenses in connection with the Interim Financing and the remainder of which shall be used to reimburse the Issuer and Kmart for underwriting discounts and commissions and certain other transaction expenses in connection with the offering of the Bonds. Kmart has agreed to pay First Fidelity Mortgage Corporation ("First") and Winthrop Financial Associates ("Winthrop") a fee for financial advisory services in an aggregate amount equal to 1.5% of the purchase price paid by the Owner Trusts to acquire their respective interests in the Properties. To the extent certain transaction expenses, including underwriting discounts and commissions, exceed the amount reimbursable by the Owner Participant, such excess will be paid by Kmart and may be offset against the financial advisory fees payable to First and Winthrop.


     Kmart has agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

     Kmart does not intend to apply for listing of the Bonds on a national securities exchange, but has been advised by the Underwriters that they presently intend to make a market in the Bonds, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Bonds and any such market may be discontinued at any time at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Bonds.

                                 LEGAL OPINIONS

     Hunton & Williams, New York, New York has acted as special tax counsel to Kmart, solely with respect to the discussion set forth in "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" herein. Certain legal matters will be passed upon for Kmart by Dickinson, Wright, Moon, Van Dusen & Freeman, Detroit, Michigan and for the Underwriters by Brown & Wood, New York, New York. Brown & Wood also has acted as special counsel to the Issuer, solely with respect to the validity of the Bonds offered hereby.

                                    RATINGS

     It is a condition to the issuance of the Bonds offered hereby that they be rated at least "A3" by Moody's Investors Service, Inc., "BBB+" by Standard and Poor's Ratings Group and "A-" by Duff and Phelps Credit Rating Co. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of similar ratings on different types of securities. The ratings take into account the structural and legal aspects associated with the Bonds, the characteristics of the Leases, and the credit quality of Kmart. The ratings on the Bonds do not address the payment to the Bondholders of any Make-Whole Premium or any payment to the Bondholders of interest at the Default Rate.

     Moody's, S&P and D&P have assigned the ratings of "A3", "BBB+" and "A-", respectively, to the senior unsecured debt of Kmart. There can be no assurance that the ratings set forth above may not be changed by the respective rating agency at any time.

                                    EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Kmart for the year ended January 26, 1994, have been so incorporated in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting. The appraisals regarding the Properties referenced in the Prospectus were prepared by Marshall and Stevens Incorporated, independent appraisers.

                            INDEX OF PRINCIPAL TERMS

     Set forth below is a list of defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.


                                     TERM                                            PAGE(S)
- -------------------------------------------------------------------------------   -------------
Asset Pools....................................................................               8
Asset Qualification Test.......................................................              41
Bankruptcy Code................................................................              22
Bond Indenture.................................................................               4
Bond Indenture Events of Default...............................................              31
Bond Majority in Interest......................................................              27
Bond Owner.....................................................................               8
Bond Trustee...................................................................               4
Bondholders....................................................................               4
Bonds..........................................................................        Cover, 4
Borders........................................................................              10
Cede...........................................................................            3, 8
Closing Date...................................................................               4
Code...........................................................................               9
Collateral.....................................................................              47
Collateral Assignment..........................................................               6
Commission.....................................................................               3
Company........................................................................              10
D&P............................................................................               9
Default Interest...............................................................              28
Default Rate...................................................................              20
Definitive Bonds...............................................................              27
Discounted Basic Rents.........................................................              24
DTC............................................................................               8
ERISA..........................................................................               9
Estate for Years Interests.....................................................               7
Excepted Payments..............................................................              35
Excepted Rights................................................................              36
Exchange Act...................................................................               3
Exemption......................................................................              47
Final Regulations..............................................................              44
First..........................................................................              49
Fitch..........................................................................              47
Foreign Person Certification...................................................              46
Indirect Participants..........................................................              26
Initial Noteholder.............................................................               8
Interim Financing..............................................................               8
Interim Notes..................................................................               8
IRS............................................................................              41
Issuer.........................................................................        Cover, 4
Kmart..........................................................................       Cover, 10
Lease Events of Default........................................................              23
Leasehold Estates..............................................................               7
Lease..........................................................................               7
Lease Assignment...............................................................               7
Make-Whole Premium.............................................................              30
Moody's........................................................................               9

                                     TERM                                            PAGE(S)
- -------------------------------------------------------------------------------   -------------
Mortgage.......................................................................               7
Net Worth Standard.............................................................              22
Non-Contingent Component.......................................................              44
Note Assignment................................................................               6
Note Indenture Events of Default...............................................              36
Note Indenture.................................................................               6
Note Majority in Interest......................................................              36
Note Trustee...................................................................               7
Note Trust Estate..............................................................               7
Notes..........................................................................               6
OID............................................................................              41
Offered Bonds..................................................................               8
Options to Lease...............................................................              15
Original Contingent Payment Rules..............................................              44
Owner Participant..............................................................               6
Owner Trustee..................................................................               6
Owner Trusts...................................................................               6
PACE...........................................................................              11
Participants...................................................................              26
PayLess........................................................................              11
Payment Date...................................................................               4
Permitted Liens................................................................              21
Plans..........................................................................              47
Pledge.........................................................................               6
Pricing Prepayment Assumption..................................................              44
Proceeds.......................................................................               8
Properties.....................................................................        Cover, 7
Property.......................................................................           Cover
Pool A REMIC...................................................................              41
Pool B REMIC...................................................................              41
Pool C REMIC...................................................................              41
Pool D REMIC...................................................................              41
Pool E REMIC...................................................................              41
Pool F REMIC...................................................................              41
Pool G REMIC...................................................................              41
Qualified Reserve Fund.........................................................              42
Record Date....................................................................               4
Registration Statement.........................................................               3
Remainder Purchaser............................................................               8
REMIC Regulations..............................................................              41
REMICs.........................................................................    Cover, 8, 41
Rental Payments................................................................               5
Residual Bonds.................................................................              41
Restricted Group...............................................................              48
Retirement Price...............................................................              23
S&P............................................................................               9
Sale Agreement.................................................................              21
Sale-Leaseback Transactions....................................................               6
Scheduled Payment Dates........................................................              34
Securities Act.................................................................               3
Series A Bonds.................................................................               4

                                     TERM                                            PAGE(S)
- -------------------------------------------------------------------------------   -------------
Series B Bonds.................................................................               4
Series C Bonds.................................................................               4
Series D Bonds.................................................................               4
Series E Bonds.................................................................               4
Series F Bonds.................................................................               4
Series G Bonds.................................................................               4
Series A Notes.................................................................               6
Series B Notes.................................................................               6
Series C Notes.................................................................               6
Series D Notes.................................................................               6
Series E Notes.................................................................               6
Series F Notes.................................................................               6
Series G Notes.................................................................               6
Sinking Fund...................................................................               4
Substitute Property............................................................              25
Supplemental Bond Indenture....................................................              33
Supplemental Note Indenture....................................................              39
Tax Administrator..............................................................               9
TCMYI..........................................................................              30
Termination Value..............................................................              25
TIN............................................................................              46
TPH............................................................................              11
Treasury.......................................................................              41
Trust Agreement................................................................               6
Trust Indenture Act............................................................              32
Underwriters...................................................................              49
Unofficial Contingent Payment Regulations......................................              44
Walden.........................................................................              10
Winthrop.......................................................................              49
Withholding Agent..............................................................              46

                                  [KMART LOGO]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.*

     The following expenses are expected to be incurred in connection with this Registration Statement:

        Securities and Exchange Commission Registration Fee............   $   56,228.00
        Printing Fee...................................................      159,000.00*
        Blue Sky Fees and Expenses.....................................       25,000.00*
        Accounting Fees................................................       30,000.00*
        Rating Agency Fees.............................................      225,000.00*
        Legal Fees.....................................................    1,633,000.00*
        Trustee's Fees and Expenses....................................       55,000.00*
        Financial Advisory Fees........................................    1,000,000.00*
        Miscellaneous..................................................       50,000.00*
                                                                          -------------
             Total.....................................................   $3,233,228.00*
                                                                           ============

- -------------------------
* All of the above items except the registration fee are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's By-Laws and the Michigan Business Corporation Act permit the Registrant's officers and directors to be indemnified under certain circumstances for expenses and, in some instances, for judgments, fines or amounts paid in settlement of civil, criminal, administrative and investigative suits or proceedings, including those involving alleged violations of the Securities Act of 1933 (the "Act"). In addition, the Registrant maintains directors' and officers' liability insurance which, under certain circumstances, would cover alleged violations of the Act. Insofar as indemnification for liabilities arising under the Act may be permitted to officers and directors pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. Therefore, in the event that a claim for such indemnification is asserted by any officer or director the Registrant (except insofar as such claim seeks reimbursement by the Registrant of expenses paid or incurred by an officer or director in the successful defense of any action, suit or proceeding) will, unless the matter has theretofore been adjudicated by precedent deemed by the Registrant to be controlling, submit to a court of appropriate jurisdiction the question of whether or not indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS.

     1   Form of Underwriting Agreement.*
   3.1   Certificate of Incorporation of FGHK, Inc.*+
   3.2   By-Laws of FGHK, Inc.*+
   4.1   Form of Collateral Trust Indenture.*
   4.2   Form of First Supplemental and Restated Trust Indenture, Assignment of Lease and
         Rents and Security Agreement.*
   4.3   Form of Secured Lease Bonds, Series A, B and C -- included as part of Exhibit 4.1.*
   4.4   Form of Notes, Series A, B and C -- included as part of Exhibit 4.2.*
   4.5   Mortgage.*
   4.6   Form of Beneficial Interest Assignment.*
   4.7   Form of Assignment Agreement.*

   4.8   Assignment of Rights.*
   4.9   Form of First Amendment to Assignment of Rights.*
   5.1   Opinion of Brown & Wood as to the legality of the securities being registered.*
   8.1   Opinion of Hunton & Williams as to tax matters.*
    12   Statement of computation of Earnings to Fixed Charges.*
  23.1   Consent of Price Waterhouse.*
  23.2   Consent of Hunton & Williams -- included in Exhibit 8.1.*
  23.3   Consent of Brown & Wood -- included in Exhibit 5.1.*
  23.4   Consent of Dickinson, Wright, Moon, Van Dusen & Freeman.*
  23.5   Consent of Marshall & Stevens Incorporated.*
    24   Power of Attorney.*
    25   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Bond
         Trustee.*
  99.1   Lease.*
  99.2   Form of First Amendment to Lease.*
  99.3   Ground Lease between Homart Community Centers, Inc., a Delaware corporation, and
         Kmart Corporation dated as of July 16, 1992, with respect to property located in San
         Diego, California.*
  99.4   Ground Lease between Ventura Pacific Capital Group VI, a California limited partnership, and Kmart Corporation dated as of October 7, 1992, with respect to property located in Moorpark, California.*
  99.5   Master Indemnification Agreement.*
  99.6   First Amendment to Master Indemnification Agreement.*

- -------------------------
  * Previously filed and incorporated herein by reference.
  + Corporate name change to Kmart Funding Corporation is pending.

ITEM 17. UNDERTAKINGS.

A. UNDERTAKING PURSUANT TO RULE 430A

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Debt Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy and State of Michigan on August 19, 1994.


                                        KMART CORPORATION

                                        By        /S/  JOSEPH E. ANTONINI*
                                                   (JOSEPH E. ANTONINI)
                                             Chairman of the Board, President
                                               and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to the Registration Statement has been signed below by the following persons in the capacities indicated on August 19, 1994.


         SIGNATURE                       TITLE
- ---------------------------   ---------------------------
  /S/ JOSEPH E. ANTONINI*     Chairman of the Board,
- ---------------------------   President (Principal
   (JOSEPH E. ANTONINI)       Executive Officer) and
                              Director

  /S/ THOMAS F. MURASKY*      Executive Vice President
- ---------------------------   (Principal Financial and
    (THOMAS F. MURASKY)       Accounting Officer)

  /S/ LILYAN H. AFFINITO*     Director
- ---------------------------
   (LILYAN H. AFFINITO)

                              Director
- ---------------------------
 (JOSEPH A. CALIFANO, JR.)

   /S/ WILLIE C. DAVIS*       Director
- ---------------------------
     (WILLIE C. DAVIS)

   /S/ ENRIQUE C. FALLA*      Director
- ---------------------------
    (ENRIQUE C. FALLA)

  /S/ JOSEPH P. FLANNERY*     Director
- ---------------------------
   (JOSEPH P. FLANNERY)

   /S/ DAVID B. HARPER*       Director
- ---------------------------
     (DAVID B. HARPER)

  /S/ F. JAMES MCDONALD*      Director
- ---------------------------
    (F. JAMES MCDONALD)

  /S/ RICHARD S. MILLER*      Director
- ---------------------------
    (RICHARD S. MILLER)

   /S/ J. RICHARD MUNRO*      Director
- ---------------------------
    (J. RICHARD MUNRO)

  /S/ DONALD S. PERKINS*      Director
- ---------------------------
    (DONALD S. PERKINS)

   /S/ GLORIA M. SHATTO*      Director
- ---------------------------
    (GLORIA M. SHATTO)

   /S/ JOSEPH R. THOMAS*      Director
- ---------------------------
    (JOSEPH R. THOMAS)

*By:  /S/ NANCIE W. LADUKE
       NANCIE W. LADUKE
       Attorney-in-fact


                               INDEX TO EXHIBITS


EXHIBIT                                                                                  SEQUENTIAL
  NO.                                      DESCRIPTION                                    PAGE NO.
- -------    ---------------------------------------------------------------------------   ----------
     1     Form of Underwriting Agreement.*
   3.1     Certificate of Incorporation of FGHK, Inc.*+
   3.2     By-Laws of FGHK, Inc.*+
   4.1     Form of Collateral Trust Indenture.*
   4.2     Form of First Supplemental and Restated Trust Indenture, Assignment of
           Lease and Rents and Security Agreement.*
   4.3     Form of Secured Lease Bonds, Series A, B and C -- included as part of
           Exhibit 4.1.
   4.4     Form of Notes, Series A, B and C -- included as part of Exhibit 4.2.*
   4.5     Mortgage.*
   4.6     Form of Beneficial Interest Assignment.*
   4.7     Form of Assignment Agreement.*
   4.8     Assignment of Rights.*
   4.9     Form of First Amendment to Assignment of Rights.*
   5.1     Opinion of Brown & Wood as to the legality of the securities being registered.*
   8.1     Opinion of Hunton & Williams as to tax matters.*
    12     Statement of computation of Earnings to Fixed Charges.*
  23.1     Consent of Price Waterhouse.
  23.2     Consent of Hunton & Williams -- included in Exhibit 8.1.*
  23.3     Consent of Brown & Wood -- included in Exhibit 5.1.1.*
  23.4     Consent of Dickinson, Wright, Moon, Van Dusen & Freeman.*
  23.5     Consent of Marshall & Stevens Incorporated.*
    24     Power of Attorney.*
    25     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Bond Trustee.*
  99.1     Lease.*
  99.2     Form of First Amendment to Lease.*
  99.3     Ground Lease between Homart Community Centers, Inc., a Delaware corporation, and Kmart Corporation dated as of July 16, 1992, with respect to property located in San Diego, California.*
  99.4     Ground Lease between Ventura Pacific Capital Group VI, a California limited partnership, and Kmart Corporation dated as of October 7, 1992, with respect to property located in Moorpark, California.*
  99.5     Master Indemnification Agreement.*
  99.6     First Amendment to Master Indemnification Agreement.*


- -------------------------
* Previously filed and incorporated herein by reference.

+ Corporate name change to Kmart Funding Corporation is pending.